Exhibit 10.10

EXECUTION VERSION

LEASE AGREEMENT

BY AND BETWEEN

WESTCORE JAY, LLC,

A DELAWARE LIMITED LIABILITY COMPANY

AS LANDLORD

AND

AMBARELLA CORPORATION,

A DELAWARE CORPORATION

AS TENANT

RELATING TO THE LEASING OF CERTAIN PREMISES LOCATED AT:

3101 JAY STREET

SANTA CLARA, CALIFORNIA

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TABLE OF CONTENTS

(continued)

		Page

34.	QUIET ENJOYMENT	32

35.	EFFECTIVENESS CONDITIONS	32

36.	RIDER 1	RIDER 1 – PAGE 1

37.	OPTION TO RENEW	RIDER 1 – PAGE 1

38.	LICENSE RIGHTS; SIGNAGE	RIDER 1 – PAGE 2

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Lease Agreement

(NNN)

THIS LEASE AGREEMENT (this “Lease”) is made as of the Lease Date by and between Landlord and Tenant. This Lease consists of (i) the Basic Lease Information set forth in Part I, (ii) the Terms and Conditions set forth in Part II and (iii) the Attachments. The Basic Lease Information, the Terms and Conditions and the Attachments shall be construed as a single instrument.

PART I

Basic Lease Information

Basic Lease Information:	In the event of any conflict between the terms and conditions set forth in this basic lease information (collectively, the “Basic Lease Information”) and any other provision of this Lease, such other provision shall control.

“Lease Date”:	February 22, 2013

“Landlord”:	WESTCORE JAY, LLC, a Delaware limited liability company

Landlord’s Address For Notices:	WESTCORE JAY, LLC c/o Dividend Capital Diversified Property Fund Inc. 518 17th Street, Suite 1700 Denver, Colorado 80202 Attn: Asset Management

With a copy to:

Westcore Jay, LLC c/o Dividend Capital Diversified Property Fund Inc. 518 17th Street, Suite 1700 Denver, Colorado 80202 Attn: General Counsel

“Landlord’s Address For Rent”:	Westcore Jay, LLC PO Box 83249 Chicago, IL 60691-0249

or such other place as Landlord may, from time to time, designate in writing.

“Tenant”:	Ambarella Corporation, a Delaware corporation

Tenant’s Address for Notices Before Lease Commencement Date:	Ambarella Corporation 2975 San Ysidro Way Santa Clara, CA 95051 Attn: Chief Financial Officer
With a copy to:

Wilson Sonsini Goodrich & Rosati 650 Page Mill Road
Palo Alto, CA 94304-1050 Attn: Real Estate Department/SPR

Basic Lease Information – Page 1

Tenant’s Address for Notices After Lease Commencement Date	Ambarella Corporation 3101 Jay Street, Suite 110, Santa Clara, California 95054 Attn: Chief Financial Officer

With a copy to:

Wilson Sonsini Goodrich & Rosati 650 Page Mill Road Palo Alto, CA 94304-1050 Attn: Real Estate Department/SPR

“Premises”:	Approximately 35,347 rentable square feet located on the first (1st) and second (2nd) floors of the Building with a street address of 3101 Jay Street, Suites 110 and 210, Santa Clara, California, as shown on Exhibit A.

“Building”:	The building currently (i) consisting of approximately 47,015 rentable square feet, and (ii) having an address of 3101 Jay Street, Santa Clara, California.

“Park”	The business park currently (i) consisting of three (3) buildings that, in aggregate, consist of approximately 142,552 rentable square feet, and (ii) having addresses of 3101, 3131 and 3151 Jay Street, Santa Clara, California.

“Term”:	The period commencing on the date (the “Lease Commencement Date”) that is the later of (i) March 23, 2013, or (ii) or the date that the Premises are Ready for Occupancy (as defined in the Work Letter attached to the Lease as Exhibit B) and Landlord has delivered possession of the Premises to Tenant in the required condition, and expiring on the last day of the 59th calendar month after the Lease Commencement Date. The Lease Commencement Date is subject to adjustment in accordance with Section 2.2 of this Lease. The Premises are estimated to be Ready for Occupancy on April 30, 2013 (the “Estimated Completion Date”).

Base Rent (¶3):	Tenant shall pay Landlord base rent for the Term (“Base Rent”) as follows:

Months of the Term	Approximate Rate/SF/Month		Monthly Base Rent
01 – 09**	$1.65	**	$44,550.00	**
10 – 12	$1.65		$58,322.55
13 – 24	$1.70		$60,089.90
25 – 36	$1.75		$61,857.25
37 – 48	$1.80		$63,624.60
49 – 60	$1.85		$65,391.95

**	Notwithstanding the actual size of the Premises, Base Rent and Additional Rent during this period (the “Reduced Rent Period”) shall be calculated as if the Premises consisted of 27,000 rentable square feet.

Basic Lease Information – Page 2

“Tenant’s Share”:	Of Operating Expenses (¶6.1):	75.18% of the Building; 24.80% of the Project;
	Of Tax Expenses (¶6.2):	75.18% of the Building; 24.80% of the Project;
	Of Common Area Utility Costs (¶7.2):	75.18% of the Building; 24.80% of the Project;
	Of Utility Expenses (¶7.1):	75.18% of the Building; 24.80% of the Project;

provided, however, that, during the Reduced Rent Period, (i) Tenant’s Share shall be calculated as if the Premises consisted of 27,000 rentable square feet, (ii) Tenant’s Share of the Building shall be 57.43%, and (iii) Tenant’s Share of the Project shall be 18.94%.

Advance Rent (¶3):	$44,550.00

Security Deposit (¶4):	$58,322.55

Permitted Uses (¶9):	General office and research and development, and any other related use to the extent permitted by the City of Santa Clara and all agencies and governmental authorities having jurisdiction thereof.

Parking Spaces:	128 non-exclusive and unassigned spaces.

Broker (¶33):	Cornish & Carey Commercial Newmark Knight Frank, for Tenant Colliers International, for Landlord

Attachments:	The riders, exhibits and schedules set forth below shall be deemed to be a part of this Lease and are hereby incorporated herein (collectively, “Attachments”):

Rider No. 1	Additional Provisions
Exhibit A	Depiction of the Premises
Exhibit B	Work Letter
Exhibit C	Rules and Regulations
Exhibit D	Intentionally Omitted
Exhibit E	Tenant’s Initial Hazardous Materials Disclosure Certificate
Exhibit F	Change of Commencement Date - Example
Exhibit G	Sign Criteria
Exhibit H	Tenant’s Approved Signage

[Part II follows]

Basic Lease Information – Page 3

PART II

TERMS AND CONDITIONS

1. PREMISES; COMMON AREAS; PROJECT.

1.1 The Premises. Landlord leases the Premises to Tenant upon the terms and conditions contained herein. For purposes of this Lease, (i) as of the Lease Date, the rentable square footage area of the Premises, the Building and the Park shall be deemed to be the number of rentable square feet as set forth in the Basic Lease Information, (ii) the rentable square footage of the Premises reflects the square footage of a proportionate share of certain areas used in common by all occupants of the Building and/or the Park (by way of example only, but without limitation, corridors, common restrooms, an electrical room or telephone room, etc.), and (iii) the number of rentable square feet of any of the Building and the Park may subsequently change after the Lease Date commensurate with any physical modifications to any of the foregoing by Landlord, and, in such event, Tenant’s Share shall accordingly change.

1.2 The Common Areas. During the Term, Tenant shall have, as appurtenant to the Premises, non-exclusive rights to use in common with others entitled thereto, subject to the terms and conditions of this Lease, (i) all areas of the Park made available by Landlord from time to time for the general common use or benefit of the tenants of the Park, and their employees and invitees, or the public, as such areas may exist and may be changed from time to time (collectively, the “Common Areas”), and (ii) common walkways necessary for access to the Building, and no other appurtenant rights or easements. If the Premises include less than the entire rentable area of any floor, the Common Areas shall include the common toilets and other common facilities of such floor. The Common Areas shall be at all times subject to the exclusive control and management of Landlord, and Landlord shall have the right at any time and from time to time to establish, modify and enforce reasonable rules and regulations with respect to all the Common Areas. Landlord shall have the right (a) to change at any time and from time to time the area, level, location and arrangement of the Common Areas and/or (b) to close all or any portion of the Common Areas to such extent as may, in Landlord’s reasonable judgment, be legally sufficient to prevent a public dedication thereof or the accrual of any rights therein to any person or the public, provided, however, the same do not unreasonably interfere with Tenant’s use of or access to the Premises or Tenant’s parking rights. To the extent the Common Areas include parking areas, such reference shall in no way be construed as giving Tenant any rights or privileges in connection with such parking areas unless such rights or privileges are expressly set forth herein. All expenses incurred by Landlord in the maintenance and operation of the Common Areas shall be permitted Operating Expenses (as defined below).

1.3 The Project. The term “Project” means and collectively refers to the Building, the Common Areas and the Park, together with the land and real property upon which they are located.

2. THE TERM; LEASE COMMENCEMENT DATE; EARLY ACCESS.

2.1 The Term. The term of this Lease shall be for the Term set forth in the Basic Lease Information, unless sooner extended or terminated pursuant to this Lease. The word “Term” includes any valid extension or renewal of the term of this Lease.

2.2 Lease Commencement Date. It is anticipated that the Premises shall be Ready for Occupancy (as defined in Exhibit B) on the Estimated Completion Date set forth in the Basic Lease Information; provided, however, Landlord shall have no responsibility or liability if the Premises are not Ready for Occupancy by the Estimated Completion Date and the postponement of the Lease Commencement Date and the commencement of Tenant’s obligation to pay Rent shall be in full settlement of all Claims (as defined in Section 13 below) which Tenant may otherwise have by reason of the Premises not being Ready for Occupancy by the Estimated Completion Date. If the Lease

Commencement Date occurs on a day other than the first day of a calendar month, then the Lease Commencement Date, and the beginning of the Term, shall be further delayed until the first day of the following month, but Tenant shall take occupancy of the Premises subject to the terms of this Lease and shall pay proportionate Rent based on the monthly Rent payable for the first (1st) month of the Term. If the Premises are not Ready for Occupancy on the Estimated Completion Date (or the later date contemplated herein) as a result of Tenant Delays (as defined in Exhibit B), then the Lease Commencement Date shall be the date the Premises would have been Ready for Occupancy after the Estimated Completion Date but for Tenant Delays as reasonably determined by Landlord’s architect, and the Term and all of Tenant’s obligations hereunder will be measured from that date. Notwithstanding anything in this Lease to the contrary, Landlord shall deliver possession of the Premises to Tenant in good, vacant, broom clean condition, with all building systems, including mechanical, electrical, and plumbing, and fixtures, in good working order and the roof in good condition and repair, and in material compliance with all laws. Notwithstanding anything in this Lease to the contrary, if the Lease Commencement Date has not occurred for any reason on or before June 30, 2013 (the “Outside Completion Date”), then the date Tenant is otherwise obliged to commence payment of rent shall be delayed by one day for each day that the Lease Commencement Date is delayed beyond the Outside Completion Date; provided, however, that the Outside Completion Date shall be extended on a day-for-day basis for each day of Tenant Delays and Force Majeure (as defined below); provided, further, however, that in no event shall Force Majeure events extend, in aggregate, the Outside Completion Date by more than thirty (30) days. “Force Majeure” means the occurrence of any event (other than financial inability) which prevents or delays the performance by Landlord or Tenant of any obligation imposed upon it hereunder (other than payment of Rent) and the prevention or cessation of which event is beyond the reasonable control of the obligor.

2.3 Commencement Date Memorandum. Following the occurrence of the Lease Commencement Date, the parties shall execute a written amendment to this Lease substantially in the form of Exhibit F attached hereto (the “Commencement Date Memorandum”). Tenant shall execute and return the Commencement Date Memorandum to Landlord within fifteen (15) days after Tenant’s receipt thereof. The failure by either party, or both parties, to execute the Commencement Date Memorandum shall not affect the rights or obligations of either party hereunder. The Commencement Date Memorandum, when so executed and delivered, shall be deemed to be a part of this Lease.

2.4 Early Access. Subject to the terms and conditions of this Section 2.4, Tenant shall have the right to enter and occupy the Premises from and after the date that is twenty-one (21) days prior to the Lease Commencement Date, as reasonably estimated by Landlord (the “Early Access Date”), solely for purposes of installing Tenant’s computer systems, telephone equipment, cabling, furniture, fixtures and special equipment, and to “fix-up” the Premises for Tenant’s intended use (but not to operate Tenant’s business), and such early entry for such purposes shall not trigger the Lease Commencement Date. Tenant agrees that (i) any such early entry by Tenant shall be at Tenant’s sole risk, (ii) Tenant shall not unreasonably interfere with Landlord or other tenants in the Building, and (iii) all terms, provisions and conditions of this Lease shall apply (except for the payment of Base Rent and Additional Rent), including, but not limited to, (a) Tenant’s obligation to provide Landlord with evidence of liability insurance coverage pursuant to Sections 10 and 12 below, and (b) Tenant’s indemnity obligations pursuant to Section 13 below; provided, however, Landlord shall not be obligated to deliver possession of the Premises to Tenant until Landlord has received from Tenant insurance certificates as required under Sections 10 and 12 below. If Landlord chooses not to deliver possession of the Premises to Tenant because Landlord has not received the required insurance certificates, the Lease Commencement Date shall not be affected or delayed thereby. Notwithstanding anything in this Section 2.4 to the contrary, if, as of the Early Access Date, Landlord reasonably determines that Tenant’s early access to the Premises will unreasonably interfere with the completion of the Initial Improvements, then (1) Landlord may limit or otherwise restrict Tenant’s early access rights, and (2) Tenant shall not, in connection with any early access, interfere with the completion of the Initial Improvements.

3. RENT. On the date that Tenant executes this Lease, Tenant shall deliver to Landlord the original executed Lease, the Advance Rent (which shall be applied against Rent payable for the first month(s) Tenant is required to pay Rent), the Security Deposit, and all insurance certificates required to be delivered under Sections 10 and 12 of this Lease. Tenant agrees to pay Landlord without prior notice or demand, abatement, offset, deduction or claim, in advance at Landlord’s Address for Rent, on the Lease Commencement Date and thereafter on the first (1st) day of each month throughout the Term (i) Base Rent and (ii) as Additional Rent (as defined below), Tenant’s Share of Operating Expenses, Tax Expenses, Common Area Utility Costs, and Utility Expenses. The term “Rent” means, collectively, Base Rent, Additional Rent and all other amounts due to Landlord pursuant to this Lease. If any rental payment date (including the Lease Commencement Date) falls on a day of the month other than the first day of such month or if any rental payment is for a period which is shorter than one (1) month, then the rental for any such fractional month shall be a proportionate amount of a full calendar month’s rental based on the proportion that the number of days in such fractional month bears to the number of days in the calendar month during which the fractional month occurs. All other payments or adjustments required to be made under the terms of this Lease that require proration on a time basis shall be prorated in the same manner. Any prorated Rent for the first (1st) calendar month of the Term shall be paid on the Lease Commencement Date, and any prorated Rent for the final calendar month of the Term shall be paid on the first day of the calendar month in which the date of expiration or termination occurs.

4. SECURITY DEPOSIT. Simultaneously with Tenant’s execution and delivery of this Lease, Tenant shall deliver to Landlord, as a Security Deposit for the faithful performance by Tenant of its obligations under this Lease, the amount specified in the Basic Lease Information. If Tenant is in default hereunder beyond applicable notice and cure periods, Landlord may, but without obligation to do so, use all or any portion of the Security Deposit to cure the default or to compensate Landlord for all damages sustained by Landlord in connection therewith. Tenant shall, immediately on demand, pay to Landlord a sum equal to the portion of the Security Deposit so applied or used to replenish the amount of the Security Deposit held to increase such deposit to the amount initially deposited with Landlord. At the expiration or earlier termination of this Lease, within the time period(s) prescribed by California Civil Code Section 1950.7 (or any successor law), Landlord shall return the Security Deposit to Tenant, less such amounts as are reasonably necessary, as determined by Landlord, to remedy Tenant’s default(s) hereunder or to otherwise restore the Premises to the condition required pursuant to this Lease. Landlord shall not be required to segregate the Security Deposit from other funds, and, unless required by law, interest shall not be paid on the Security Deposit. Tenant shall not have any use of, or right of offset against, the Security Deposit. Tenant hereby waives (i) California Civil Code Section 1950.7 (or any successor law) and any and all other laws, rules and regulations applicable to security deposits in the commercial context with respect to the uses for which a security deposit may be applied (“Security Deposit Laws”), and (ii) any and all rights, duties and obligations either party may now or, in the future, will have relating to or arising from the Security Deposit Laws. Notwithstanding anything to the contrary contained herein, the Security Deposit may be retained and applied by Landlord (a) to offset Rent which is unpaid either before or after termination of this Lease, and (b) against other damages suffered by Landlord before or after termination of this Lease.

5. INITIAL IMPROVEMENTS; CONDITION OF THE PREMISES.

5.1 Initial Improvements. Landlord agrees to cause the Premises to be completed in accordance with the Work Letter attached to this Lease as Exhibit B (the “Work Letter”). The real property improvements to be performed by Landlord pursuant to the Work Letter are referred to herein, collectively, as the “Initial Improvements”. The Initial Improvements shall include only those improvements within the interior portions of the Premises that are depicted on the Construction Drawings (as defined in the Work Letter).

5.2 Condition of the Premises. Subject to the terms of this Lease and Tenant’s rights hereunder, Tenant acknowledges that it has had the opportunity to inspect the Premises prior to the execution of this Lease and agrees (i) to accept the Premises on the Lease Commencement Date (and by taking possession of the Premises Tenant shall be deemed to have accepted the Premises) as then being suitable for Tenant’s intended use and in good operating order, condition and repair in its then existing “AS IS” condition, except as otherwise set forth in this Lease, including with respect to Landlord’s delivery obligations and obligations under Exhibit B and (ii) that, except as otherwise provided herein, neither Landlord nor any of Landlord’s agents, representatives or employees has made any representations as to the suitability, fitness or condition of the Premises or the Project for the conduct of Tenant’s business or for any other purpose, including without limitation, any storage incidental thereto.

6. ADDITIONAL RENT. Landlord and Tenant intend that this Lease be a “triple net lease.” Except as otherwise set forth herein, the costs and expenses described in this Section 6 and all other sums, charges, costs and expenses specified in this Lease other than Base Rent are to be paid by Tenant to Landlord as additional rent (collectively, “Additional Rent”).

6.1 Operating Expenses.

6.1.1 Definition of Operating Expenses. Tenant shall pay to Landlord, as Additional Rent, Tenant’s Share or all Operating Expenses. The term “Operating Expenses” means the total amounts paid or payable by Landlord in connection with the ownership, management, maintenance, repair and operation of the Premises and the Project. Operating Expenses may include, but are not limited to, Landlord’s cost of: (i) costs of maintenance and non-structural repairs to any part of the interior or exterior of the Building (and its systems and equipment) and any part of the Common Areas, including, without limitation, costs under maintenance contracts and repairs and replacements of equipment used in connection with such maintenance and repair work; (ii) annual insurance premium(s) for any and all insurance Landlord elects to obtain, including without limitation, “causes of loss – special form” coverage, earthquake and flood for the Project, rental value insurance and subject to Sections 6.1.2(v) and 25 below, any reasonable deductible; (iii) (a) modifications and/or new improvements to any portion of the Project occasioned by any rules, laws or regulations, but only to the extent first made effective subsequent to the Lease Date; (b) reasonably necessary replacement improvements to any portion of the Project after the Lease Date if repair is no longer cost-effective; and (c) new improvements to the Project that are intended to reduce Operating Expenses or improve life-safety conditions, all of the foregoing as reasonably determined by Landlord (provided, however, if such costs are of a capital nature, then such costs or allocable portions thereof shall be amortized on a straight-line basis over the estimated useful life of the capital item, as reasonably determined by Landlord, together with reasonable interest on the unamortized balance); (iv) the management and administration of the Premises, including, without limitation, a property management fee (which in no event shall exceed three percent (3%) of the gross revenues of the Project), accounting, auditing, billing, postage, salaries and benefits for employees, whether located on the Project or off-site, payroll taxes and legal and accounting costs and all fees, licenses and permits related to the ownership, operation and management of the Premises; (v) preventative maintenance and repair contracts including, but not limited to, contracts for elevator systems (if any), heating, ventilation and air conditioning systems and lifts for disabled persons; (vi) security and fire protection services for any portion of the Premises, if and to the extent, in Landlord’s sole discretion, such services are provided; (vii) the creation and modification of any licenses, easements or other similar undertakings with respect to the Project; (viii) supplies, materials, equipment, rental equipment and other similar items used in the operation and/or maintenance of the Project; (ix) any and all levies, charges, fees and/or assessments payable to any applicable owner’s association or similar body; (x) any barrier removal work or other required improvements, alterations or work to any other portion of the Project generally required under the ADA (as defined below) (the “ADA Work”) (provided, however, if such ADA Work is required under the ADA due to Tenant’s particular use of the Premises, then the cost of such ADA Work required within the Premises shall be borne solely by Tenant and shall not be included as part of Operating Expenses; and (xi) the repairs and maintenance items set forth in Section 11.2 below (except to the extent excluded in Section 6.1.2 below).

6.1.2 Operating Expense Exclusions. The term “Operating Expenses” shall not include: (i) costs incurred in renovating, improving or decorating vacant space or space for other tenants within the Project; (ii) legal and auditing fees (other than those fees reasonably incurred in connection with the maintenance and operation of the Project), leasing commissions, advertising expenses, and other costs incurred in connection with the leasing of the Project; (iii) depreciation of the Building or any other improvements situated within the Building; (iv) any items for which Landlord is actually reimbursed; (v) costs of repairs or other work necessitated by casualty (excluding any commercially reasonable deductibles, provided that in no event shall Tenant’s Share of any such deductible exceed $25,000 in any one instance with respect to an earthquake and $10,000 in any one instance with respect to any other casualty) and/or costs of repair or other work necessitated by the exercise of the right of eminent domain (such costs of repairs or other work shall be paid by the parties in accordance with the provisions of Sections 25 and 26, below); (vi) other than any interest charges for capital improvements referred to in Section 6.1.1(iii) above, any interest or payments on any financing for the Building or the Project, interest and penalties incurred as a result of Landlord’s late payment of any invoice (provided that Tenant pays Tenant’s Share of Operating Expenses and Tax Expenses to Landlord when due as set forth herein), and any bad debt loss, rent loss or reserves for same; (vii) costs associated with Hazardous Materials (defined below) present in, on or about any portion of the Project, unless such costs and expenses are the responsibility of Tenant as provided in Section 27 below, in which event such costs and expenses shall be paid solely by Tenant in accordance with Section 27 below; (viii) Landlord’s cost for the repairs and maintenance items set forth in Section 11.3 below; (ix) overhead and profit increment paid to Landlord or to subsidiaries or affiliates of Landlord for goods and/or services in the Premises to the extent the same exceeds the costs of such by unaffiliated third parties on a competitive basis; or any costs included in Operating Expenses representing an amount paid to any entity related to Landlord which is in excess of the amount which would have been paid in the absence of such relationship; (x) any payments under a ground lease or master lease; (xi) capital expenditures not expressly allowed pursuant to Section 6.1.1(iii) above; (xii) Landlord’s general corporate overhead and general and administrative expenses; (xiii) costs arising from Landlord’s negligence; (xiv) costs incurred in connection with the sale or transfer of the Building or any other portion of the Project, including, without limitation, transfer taxes, recording fees, title insurance premiums, appraisal costs and escrow fees; (xv) costs occasioned by the violation of any law by Landlord, any other occupant of the Project, or their respective agents, employees or contractors; (xvi) costs to correct any construction defect in the Project; (xvii) costs incurred in connection with disputes with any other occupant of the Project and costs arising from the violation by Landlord or any other occupant of the Project of the terms and conditions of any lease or other agreement; (xviii) increases in insurance costs caused by the activities of another occupant of the Project; (xix) interest, charges and fees incurred on debt; (xx) expense reserves; (xxi) wages, compensation, and labor burden for any employee not stationed on the Project on a full-time basis (unless the same are equitably allocated); or (xxii) costs for services not provided to Tenant under this Lease or of a nature that are payable directly by Tenant. Notwithstanding the foregoing in this Article 6, Tenant shall not be required to pay any Operating Expenses or Tax Expenses otherwise due hereunder if Landlord first notifies Tenant of such Operating Expenses or Tax Expenses in a statement received by Tenant more than twenty-four (24) months after such Operating Expenses or Tax Expenses are incurred.

6.2 Tax Expenses. Tenant shall pay to Landlord, as Additional Rent, Tenant’s Share or all Tax Expenses (as defined below) applicable to the Project. Prior to delinquency, Tenant shall pay any and all taxes and assessments levied upon Tenant’s Property (defined below in Section 10) located or installed in or about the Premises by, or on behalf of Tenant. To the extent any such taxes or assessments are not separately assessed or billed to Tenant, then Tenant shall pay the amount thereof as invoiced by Landlord. Tenant shall also reimburse and pay Landlord, as Additional Rent, within thirty (30) days after demand therefor, one hundred percent (100%) of (i) any increase in real property taxes attributable to the Initial Improvements, any and all Alterations (defined below in Section 10), fixtures, equipment or other improvements of any kind whatsoever placed in, on or about the Project for the benefit of, at the request of, or by Tenant, and (ii) taxes and assessments levied or assessed upon or with respect to the possession, operation, use or occupancy by Tenant of the Premises. “Tax

Expenses” means, without limitation, any form of tax and assessment (general, special, supplemental, ordinary or extraordinary), commercial rental tax, payments under any improvement bond or bonds, license fees, license tax, business license fee, rental tax, transaction tax or levy imposed by any authority having the direct or indirect power of tax (including any governmental, school, agricultural, lighting or other improvement district) as against any legal or equitable interest of Landlord in the Premises or any other tax, fee, or excise, however described, including, but not limited to, any tax imposed in substitution (partially or totally) of any tax previously included within the definition of Tax Expenses and any cost and/or fee (including without limit attorneys’ and appraisers’ fees and court costs) incurred by Landlord in calculating, contesting or negotiating any such taxes or assessments. “Tax Expenses” shall not include (a) any franchise, estate, inheritance, net income, or excess profits tax imposed upon Landlord, (b) any penalty or fee imposed solely as a result of Landlord’s failure to pay Tax Expenses when due, (c) any items included as or specifically excluded from Operating Expenses, (d) any taxes in excess of the amount which would be payable if such tax or assessment expense were paid in installments over the longest permitted term, (e) any fees attributable to gift, transfer, or state taxes, or (f) any taxes resulting from the improvement of any of the Project for the sole use of other occupants.

6.3 Adjustments and Allocations.

6.3.1 If the Building and/or other office buildings located in the Project are not 100% occupied during all or a portion of any calendar year, Landlord shall make an appropriate adjustment to the variable components of Operating Expenses for such year or applicable portion thereof, employing sound accounting and management principles, to determine the amount of Operating Expenses that would have been paid had such buildings been 100% occupied; and the amount so determined shall be deemed to have been the amount of Operating Expenses for such year, or applicable portion thereof.

6.3.2 The parties acknowledge that the Building is, or may in the future be a, part of a multi-building project, and that the costs and expenses incurred in connection with the Project (i.e., the Operating Expenses and the Tax Expenses) are determined annually for the Project as a whole but then allocated by Landlord among (i) the tenants of the Building, and (ii) if and when other buildings are constructed on the Project and are in operation, the tenants of such other buildings, for purposes of determining such tenants’ shares of Operating Expenses and Tax Expenses. In making such allocation of Operating Expenses and Tax Expenses for purposes of determining Tenant’s Share of Operating Expenses and Tenant’s Share of Tax Expenses, Operating Expenses and Tax Expenses shall be allocated as follows: the portion of Operating Expenses and Tax Expenses allocated to the tenants of the Building shall consist of (A) all Operating Expenses and Tax Expenses attributable solely to the Building and (B) an equitable portion of the Operating Expenses and Tax Expenses attributable to the Project as a whole and not attributable solely to the Building or to any other buildings of the Project. Additionally, Landlord shall have the right, from time to time, to equitably allocate some or all of the Operating Expenses among different tenants and/or different buildings of the Project (the “cost pools”). Such cost pools may include, but shall not be limited to, a building or buildings in the Project.

6.4 Payment of Expenses. Landlord shall estimate Tenant’s Share of Operating Expenses and Tax Expenses for the calendar year in which the Lease commences. Commencing on the Lease Commencement Date, one-twelfth (1/12th) of this estimated amount shall be paid by Tenant to Landlord, as Additional Rent, and thereafter on the first (1st) day of each month throughout the remaining months of such calendar year. Thereafter, Landlord may estimate such expenses for each calendar year during the Term of this Lease and Tenant shall pay one-twelfth (1/12th) of such estimated amount as Additional Rent on the first (1st) day of each month throughout the Term. Tenant’s obligation to pay Tenant’s Share Operating Expenses and Tax Expenses shall survive the expiration or earlier termination of this Lease. Landlord estimates that Operating Expenses and Tax Expenses for calendar year 2013 are currently expected to be $.39 per month per rentable square foot of the Premises; provided, however, that such Operating Expenses and Tax Expenses are subject to adjustment in accordance with the terms and conditions of this Lease.

6.5 Annual Reconciliation. By June 30th of each calendar year, Landlord shall furnish Tenant with an accounting of actual and accrued Operating Expenses and Tax Expenses (the “Expense Statement”); provided, however, that failure by Landlord to give the Expense Statement by such date shall not constitute a waiver by Landlord of its right to collect any underpayment by Tenant. Within thirty (30) days of Landlord’s delivery of the Expense Statement, Tenant shall pay to Landlord the amount of any underpayment. Landlord shall credit the amount of any overpayment by Tenant toward the next estimated monthly installment(s) falling due, or if the Term of the Lease has expired, refund the amount of overpayment to Tenant as soon as possible thereafter. If the Term of this Lease expires or terminates prior to the annual reconciliation of expenses, Landlord shall have the right to reasonably estimate Tenant’s Share of such expenses and to deduct any underpayments from Tenant’s Security Deposit, and shall thereafter reconcile the year’s Operating Expenses and Tax Expenses as provided above. Failure by Landlord to accurately estimate such expenses shall not constitute a waiver of Landlord’s right to collect any underpayment at any time during the Term or after the expiration or earlier termination of this Lease.

6.6 Audit. Landlord shall maintain books and records showing Operating Expenses and Tax Expenses in accordance with sound accounting and management practices, consistently applied. Subject to the terms and conditions of this Section 6.6, Tenant or its representative (which representative shall be a certified public accountant licensed to do business in the State of California and whose primary business is certified public accounting or a member of Tenant’s finance department) shall have the right, for a period of ninety (90) days following the date upon which the Expense Statement is delivered to Tenant, to examine and audit (each, an “Audit”) Landlord’s books and records with respect to the items in such Expense Statement during normal business hours, upon written notice, delivered at least five (5) business days in advance. If Tenant does not object in writing to the Expense Statement within ninety (90) days after Landlord’s delivery thereof, specifying the nature of the item in dispute and the reasons therefor, then the Expense Statement shall be considered final and accepted by Tenant. Any amount due to Landlord as shown on the Expense Statement, whether or not disputed by Tenant as provided herein shall be paid by Tenant when due as provided above, without prejudice to any such written exception. Each Audit must be performed (i) at the location(s) where Landlord’s books and records are maintained, (ii) during normal business hours and (iii) in a manner that will not unreasonably interfere with Landlord’s business activities. Unless Landlord, in good faith, disputes the results of such Audit, an appropriate adjustment shall be made between Landlord and Tenant to reflect any overpayment of Operating Expenses and Tax Expenses for the calendar year in question within thirty (30) days. Tenant agrees to pay the cost of any Audit; provided, however, that if the Audit reveals that Landlord’s determination of the total Operating Expenses and Tax Expenses for the Project that was used as the basis of the relevant Expense Statement was in error in Landlord’s favor by more than five percent (5%), then Landlord agrees to pay the actual, out-of-pocket costs of such Audit incurred by Tenant (which costs must be determined on a reasonable hourly basis, and not a percentage or contingent fee basis). Tenant’s rights under this Section 6.6 are subject to the following additional conditions:

(a) There is no event of default under this Lease then in existence, which Tenant has failed to after notice and the expiration of applicable cure periods;

(b) Each Audit shall be prepared by a member of Tenant’s finance department an independent certified public accounting firm of recognized national or regional standing using Generally Accepted Auditing Standards;

(c) Each Audit shall commence within ten (10) days after Landlord makes Landlord’s books and records available to Tenant’s auditor and shall conclude within thirty (30) days after commencement;

(d) Tenant and its accounting firm shall treat any Audit in a confidential manner and shall each execute a commercially reasonable confidentiality agreement for Landlord’s benefit prior to commencing the Audit;

(e) The accounting firm’s audit report shall, at no charge to Landlord, be submitted in draft form for Landlord’s review and comment before the final approved audit report is delivered to Landlord, and any reasonable comments by Landlord shall be incorporated into the final audit report; and

(f) At the conclusion of any Audit, Tenant and its employees, auditors and agents shall return all copies of supporting documentation made in connection with such Audit.

7. UTILITIES AND SERVICES. Tenant shall pay the cost of all (i) water, sewer use, sewer discharge fees and sewer connection fees, gas, electricity, telephone, telecommunications, cabling and other utilities billed or metered separately to the Premises, and (ii) refuse pickup and janitorial service to the Premises. Upon Landlord’s request, Tenant shall deliver to Landlord copies of all bills for utilities supplied to the Premises for the past twelve (12) month period within thirty (30) days of Landlord’s request. Notwithstanding anything in this Lease to the contrary, Landlord shall, subject to the terms of this Lease, as Utility Expenses, and in accordance with standards determined by Landlord from time to time for the Project, provide the following services (collectively, “Landlord’s Services”):

(a) furnish reasonable heating, ventilation, and air conditioning required for the comfortable occupancy and operation of the Premises during all hours of Tenant’s operation and at such other times as Tenant may reasonably request;

(b) furnish water, gas, light, power, electricity, telephone, trash pick-up and sewer services and utilities to the Premises and the Project.

7.2 Utility Expenses. Tenant shall pay to Landlord, as Additional Rent, Tenant’s Share of any utility fees, use charges, or similar services provided to Tenant at the Premises that are not billed or metered separately to Tenant (collectively, “Utility Expenses”). If Landlord reasonably determines that Tenant’s Share of Utility Expenses is not commensurate with Tenant’s use of such services, Tenant shall pay to Landlord, as Additional Rent, the amount which is attributable to Tenant’s use of the utilities or similar services, as reasonably estimated by and determined by Landlord (based upon factors such as size of the Premises and intensity of use of utilities by Tenant), such that Tenant shall pay the portion of such charges reasonably consistent with Tenant’s use of such utilities and similar services. Tenant shall also pay, as Additional Rent, Tenant’s Share of any assessments, charges and fees included within any tax bill for the Park, including without limitation, entitlement fees, allocation unit fees and sewer use fees, which amount Landlord may require to be paid monthly in the same manner as provided for Utility Expenses above and subject to reconciliation in the same manner as set forth in Section 6.5 above.

7.3 Common Area Utility Costs. Tenant shall pay to Landlord, as Additional Rent, Tenant’s Share of any Common Area utility fees, charges and expenses (collectively, “Common Area Utility Costs”). Tenant shall pay to Landlord one-twelfth (1/12th) of the estimated amount of Tenant’s Share of the Common Area Utility Costs on the Lease Commencement Date and thereafter on the first (1st) day of each month throughout the Term. Any reconciliation of Tenant’s Share of Common Area Utility Costs shall be substantially in the same manner as set forth in Section 6.5 above.

7.4 Miscellaneous. Tenant acknowledges that the Premises or other portions of the Project may become subject to the rationing of utility services or restrictions on utility use as required by a public utility company, governmental agency or other similar entity having jurisdiction thereof. Tenant agrees that its tenancy and occupancy hereunder shall be subject to such rationing restrictions as may be imposed upon Landlord, Tenant, the Premises, or other portions of the Project, and Tenant shall in no event be excused or relieved from any covenant or obligation to be kept or performed by Tenant by reason of any such rationing or restrictions.

7.5 Interruption of Services. The failure by Landlord to any extent to furnish, or the interruption or the termination of, Landlord’s Services, in whole or in part, resulting from adherence to Laws, wear, use, repairs, improvements, alterations or any other causes beyond Landlord’s reasonable control shall not render Landlord liable in any respect nor be construed as an actual or constructive eviction of Tenant, nor give rise to an abatement of Rent, nor relieve Tenant from the obligation to fulfill any covenant or agreement hereof. Notwithstanding anything in this Section 7.5 to the contrary, if (a) the Premises, or a material portion of the Premises, is made untenantable for a period in excess of five (5) business days after written notice to Landlord as a result of an interruption of essential utility services, such as electricity, telephone/telecommunication service, fire protection or water, that is a result of Landlord’s negligence or willful misconduct or is otherwise within Landlord’s reasonable control and (b) Tenant is unable to, and does not, conduct its normal business operations in all or any material portion of the Premises as a result thereof, then Tenant shall be entitled to receive an abatement of Base Rent payable hereunder during the period beginning after the fifth (5th) business day of the service failure and ending on the day the service has been restored; provided, however, that (i) the foregoing conditional abatement of Base Rent shall not apply if the interruption of such utility service is a result of Tenant’s (or Tenant’s Responsible Parties’) negligence, willful misconduct or breach of this Lease and (ii) such abatement shall be in proportion to the portion of the Premises which Tenant is unable to use. In no event, however, shall Landlord be liable to Tenant for any loss or damage, direct or indirect, special or consequential, including loss of business, arising out of or in connection with the failure of any such utility services. The foregoing provisions regarding interruption of utility services shall not apply in case of damage to or destruction of the Premises, which shall be governed by Section 25 of this Lease

8. LATE CHARGES. The sums and charges set forth in this Section 8 shall be Additional Rent. Tenant acknowledges that late payment (the second (2nd) day of each month or any time thereafter) of Rent and all other sums due hereunder, will cause Landlord to incur costs not contemplated by this Lease. Such costs may include, without limitation, processing and accounting charges, and late charges that may be imposed on Landlord by the terms of any note secured by any encumbrance against the Premises, and late charges and penalties due to the late payment of real property taxes on the Premises. Therefore, if any installment of Rent or any other sum payable by Tenant is not received by Landlord when due, Tenant shall promptly pay to Landlord a late charge, as liquidated damages, in an amount equal to five percent (5%) of such delinquent amount plus interest thereon at ten percent (10%) per annum for as long as such sum remains unpaid. If Tenant delivers to Landlord two (2) checks for which there are not sufficient funds, Landlord may require Tenant to replace such check with a cashier’s check for the amount of such check and all other charges payable hereunder. The parties agree that this late charge and the other charges referenced above represent a fair and reasonable estimate of the costs that Landlord will incur by reason of such late payment by Tenant, excluding attorneys’ fees and costs. Acceptance of any late charge or other charges shall not constitute a waiver by Landlord of Tenant’s default with respect to the delinquent amount, nor prevent Landlord from exercising any of the other rights and remedies available to Landlord for any other default of Tenant under this Lease. Notwithstanding anything to the contrary contained herein, Tenant shall be entitled to notice and a five (5) business day grace period before the imposition of the first late charge in any calendar year.

9. USE OF PREMISES.

9.1 Compliance with Laws, Recorded Matters, and Rules and Regulations. The Premises shall be used solely for the permitted uses specified in the Basic Lease Information and for no other uses without Landlord’s prior written consent. Landlord’s consent shall not be unreasonably withheld or delayed so long as the proposed change in use (i) does not involve the use of Hazardous Materials other than as expressly permitted under the provisions of Section 27 below, (ii) does not require any additional parking spaces, and (iii) is compatible and consistent with the other uses then being made in the Project, as reasonably determined by Landlord. The use of the Premises by Tenant and its licensees and subtenants, and each of their respective agents, contractors, employees, customers, invitees, and representatives (collectively, “Tenant’s Responsible Parties”) shall be subject to, and at all times in compliance with, (a) any and all applicable laws, rules, codes, ordinances, statutes, orders and regulations as same exist from time to time throughout the Term (collectively, “Laws”), including without limitation, the requirements of the Americans with Disabilities Act, a federal law codified at 42 U.S.C. 12101 et seq., including, but not limited to Title III thereof, all regulations and guidelines related thereto and all requirements of Title 24 of the State of California (collectively, the “ADA”), (b) any and all instruments, licenses, restrictions, easements or similar instruments, conveyances or encumbrances which are at any time required to be made by or given by Landlord relating to the initial development of the Project and/or the construction, from time to time, of any additional improvements in the Project, including without limitation, the Initial Improvements (collectively, “Development Documents”), (c) any and all documents, easements, covenants, conditions and restrictions, and similar instruments, together with any and all amendments and supplements thereto made, from time to time, each of which has been or hereafter is recorded in any official or public records with respect to the Premises or any other portion of the Project (collectively, “Recorded Matters”), including, without limitation, that certain Declaration of Covenants, Conditions and Restrictions for San Tomas Industrial Park dated June 5, 1969 (a copy of which has been provided to Tenant), and (d) any and all rules and regulations set forth in Exhibit C attached hereto and any other reasonable rules and regulations now or hereafter promulgated by Landlord, and any rules, restrictions, (collectively, “Rules and Regulations”). Landlord reserves to itself the right, from time to time, to grant, without the consent of Tenant, such easements, rights and dedications that Landlord deems reasonably necessary, and to cause the recordation of parcel or subdivision maps and/or restrictions, so long as such easements, rights, dedications, maps and restrictions, as applicable, do not materially and adversely interfere with Tenant’s use of or access to the Premises or Tenant’s parking rights, its operations in the Premises or increase the cost to Tenant under this Lease. Tenant agrees to sign promptly any documents reasonably requested by Landlord to effectuate any such easements, rights, dedications, maps or restrictions. Tenant agrees to, and does hereby, assume full and complete responsibility (x) to ensure that the Premises, including without limitation, any Alterations, are in compliance with all applicable Laws throughout the Term and (y) for the payment of all costs, fees and expenses associated with any modifications, improvements or other Alterations to the Premises occasioned by the enactment of, or changes to, any Laws arising from Tenant’s particular use of the Premises or Alterations or other improvements made to the Premises regardless of when such Laws became effective; provided, however, notwithstanding anything in this Lease to the contrary, Tenant shall not be obligated to make improvements to the Premises or the Building to comply with Laws or insurance requirements unless such improvements are made necessary by reason of Alterations made by Tenant or by Tenant’s unique use of the Premises (as distinguished from general occupancy). Tenant shall have no right to initiate, submit an application for, or otherwise request, any land use approvals or entitlements with respect to the Premises nor any other portion of the Project. Notwithstanding anything in this Lease to the contrary, Tenant shall not be required to comply with any new Rule and Regulations unless the same applies non-discriminatorily to all occupants of the Project, does not unreasonably interfere with Tenant’s use of the Premises or Tenant’s parking rights and does not materially increase the obligations or decrease the rights of Tenant under this Lease.

9.2 Prohibition on Use. Tenant shall not use the Premises or permit anything to be done in or about the Premises nor keep or bring anything therein which will cause a cancellation of any insurance policy. No auctions may be conducted in, on or about any portion of the Project without Landlord’s prior written consent thereto (which may be withheld in Landlord’s sole and absolute discretion). Tenant shall not do or permit anything to be done in or about the Premises or any other portion of the Project which will obstruct or interfere with the rights of Landlord. The Premises shall not be used for any unlawful purpose. Tenant shall not cause, maintain or permit any private or public nuisance in, on or about any portion of the Project, including, but not limited to, any offensive odors, noises, fumes or vibrations. Tenant shall not damage or deface or otherwise commit or suffer to be committed any waste in, upon or about the Project. Tenant shall not place or store, nor permit any other of its employees or agents to place or store, any property, equipment, materials, supplies or personal property outside of the Premises. Tenant shall not permit any animals, including, but not limited to, any household pets, to be brought or kept in or about the Premises. Tenant shall place no loads upon the floors, walls, or ceilings in excess of the maximum designed load permitted by the applicable Uniform Building Code or which may damage the Building or outside areas within the Premises.

9.3 Access. Notwithstanding anything in this Lease to the contrary, Landlord shall provide access to the Premises, 24 hours a day, seven days a week, subject to the terms of this Lease and to such reasonable regulations as Landlord prescribes from time-to-time for security purposes.

10. ALTERATIONS; AND SURRENDER OF PREMISES.

10.1 Alterations. Tenant shall be permitted to make, at its sole cost and expense, non-structural alterations and additions to the interior of the Premises without obtaining Landlord’s prior written consent, provided said alterations do not adversely affect the Building systems, are not visible from the exterior of the Building, are in compliance with all Laws and the requirements for Alterations set forth below (other than Landlord’s consent) and the cost of such alterations does not exceed Twenty Thousand Dollars ($20,000.00) per project (the “Permitted Improvements”). Tenant, however, shall first notify Landlord of such Permitted Improvements so that Landlord may post a Notice of Non-Responsibility on the Premises. Except for the Initial Improvements and the Permitted Improvements, Tenant shall neither install any signs, fixtures, or improvements, nor make or permit any other alterations or additions (individually, an “Alteration”, and collectively, “Alterations”) to the Premises without the prior written consent of Landlord, which consent shall not be unreasonably withheld so long as any such Alteration does not adversely affect the Building systems, structural integrity or structural components of the Premises. If any such Alteration is expressly permitted by Landlord, Tenant shall deliver at least ten (10) days prior written notice to Landlord, from the date Tenant commences construction, sufficient to enable Landlord to post and record a Notice of Non-Responsibility. Tenant shall obtain all permits or other governmental approvals prior to commencing any work and deliver a copy of same to Landlord. All Alterations shall be (i) at Tenant’s sole cost and expense in accordance with plans and specifications which have been previously submitted to and approved in writing by Landlord, and shall be installed by a licensed, insured (and bondable, at Landlord’s option) contractor (reasonably approved by Landlord) in compliance with all applicable Laws, Development Documents, Recorded Matters, and Rules and Regulations and (ii) performed in a good and workmanlike manner and so as not to obstruct access to any portion of the Project or any business of Landlord or any other tenant. Landlord’s approval of any plans, specifications or working drawings for Tenant’s Alterations shall neither create nor impose any responsibility or liability on the part of Landlord for their completeness, design sufficiency, or compliance with any Laws. As Additional Rent, Tenant shall reimburse Landlord, within ten (10) days after demand, for the reasonable and actual out-of-pocket legal, engineering, architectural, planning and other expenses incurred by Landlord in connection with Tenant’s Alterations. If Tenant makes any Alterations, Tenant shall carry “Builder’s All Risk” insurance, in an amount approved by Landlord and such other insurance as Landlord may require. All such Alterations shall be insured by Tenant in accordance with Section 12 of this Lease immediately upon completion. Tenant shall keep the Premises free from any liens arising out of any work performed, materials furnished or obligations incurred by or on behalf of Tenant. Tenant shall, prior to commencing any Alterations, (a) cause its contractor(s) and/or major subcontractor(s) to provide insurance as reasonably required by Landlord, and (b) provide such reasonable assurances to Landlord (including without limitation, waivers of lien, and, if such Alterations are expected to exceed $100,000.00, surety company performance bonds), as Landlord shall require to assure payment of the costs thereof to protect Landlord and the Premises from and against any mechanic’s, materialmen’s or other liens. Upon completion of any Permitted Improvements or any Alterations, Tenant agrees to cause a Notice of Completion to be recorded in the office of the Recorder of the County in which the Premises are located in accordance with Section 3093 of the Civil Code of the State of California or any successor statute, and if drawings are required for such Permitted Improvements or Alterations, Tenant shall deliver to the Landlord a reproducible copy of the “as built” drawings of all Permitted Improvements and all Alterations. Notwithstanding anything in this Lease to the contrary, Tenant’s Property shall at all times be and remain Tenant’s property. Except for Alterations which cannot be removed without structural injury to the Premises, at any time Tenant may remove Tenant’s Property from the Premises, provided that Tenant repairs all damage caused by such removal. Landlord shall have no lien or other interest in any item of Tenant’s Property. Landlord shall have no right to require Tenant to remove any Alterations unless it notifies Tenant at the time it consents to such alteration that it shall require such alteration to be removed.

10.2 Surrender of Premises. At the expiration of the Term or earlier termination of this Lease, Tenant shall surrender the Premises to Landlord (i) in the same condition and repair as received (damage by acts of God, casualty, normal wear and tear, condemnation, Hazardous Materials (other than those released or emitted by Tenant), Alterations or other interior improvements which it is permitted to surrender at the termination of this Lease and repairs that Tenant is not responsible for under this Lease, excepted), and (ii) in accordance with Section 27 hereof. Normal wear and tear shall not include any damage or deterioration that would have been prevented by proper maintenance by Tenant, or Tenant otherwise performing all of its obligations under this Lease. On or before the expiration or earlier termination of this Lease, Tenant shall remove (a) all of Tenant’s Property (defined below) and Tenant’s signage from the Premises, and (b) any Alterations made without Landlord’s consent and any other Alterations that Landlord may, by notice to Tenant given at the time it approves the Alterations require Tenant (at Tenant’s expense) to remove, and Tenant shall repair any damage caused by all of such removal activities. “Tenant’s Property” means all equipment, trade fixtures, computer wiring and cabling, furnishings, inventories, goods and personal property of Tenant. Any of Tenant’s Property not so removed by Tenant as required herein shall be deemed abandoned and may be stored, removed, and disposed of by Landlord at Tenant’s expense, and Tenant waives all claims against Landlord for any damages resulting from Landlord’s retention and disposition of such property; provided, however, Tenant shall remain liable to Landlord for all costs incurred in storing and disposing of such abandoned property of Tenant. Notwithstanding anything to the contrary contained herein, on or before the expiration of the Term or any earlier termination of this Lease, Tenant shall, at Tenant’s sole cost and expense and in compliance with the National Electric Code and other applicable laws, remove all electronic, fiber, phone and data cabling and related equipment that has been installed by or for the exclusive benefit of Tenant in or around the Premises (collectively, the “Cabling”); provided, however, Tenant shall not remove the Cabling if Tenant receives a written notice from Landlord at least thirty (30) days prior to the expiration of the Lease authorizing all or any portion of the Cabling to remain in place, in which event the Cabling or portion thereof authorized by Landlord remain at the Premises shall be surrendered with the Premises upon expiration or earlier termination of this Lease. All Alterations except those which Landlord requires Tenant to remove, shall remain in the Premises as the property of Landlord. If the Premises are not surrendered at the expiration of the Term or earlier termination of this Lease, Tenant shall continue to be responsible for the payment of Rent (as the same may be increased pursuant to Section 20 below) until the Premises are so surrendered. Tenant shall indemnify, defend and hold the Indemnitees (as defined below) harmless from and against any and all Claims (x) arising from any delay by Tenant in so surrendering the Premises including, without limitation, any Claims made against Landlord by any succeeding tenant or prospective tenant founded on or resulting from such delay, and (y) suffered by Landlord due to lost opportunities to lease any portion of the Premises to any such succeeding tenant or prospective tenant.

11. REPAIRS AND MAINTENANCE.

11.1 Tenant’s Repairs and Maintenance Obligations. Except for those portions of the Building to be maintained by Landlord, as provided in Sections 11.2 and 11.3 below (collectively, “Landlord Repair Obligations”), Tenant shall, at its sole cost and expense, keep and maintain all parts of the Premises and such portions of the Building as are within the exclusive control of Tenant in good, clean and safe condition and repair, promptly making all necessary repairs and replacements, whether ordinary or extraordinary, with materials and workmanship of the same character, kind and quality as the original thereof, all of the foregoing in accordance with the applicable provisions of Section 10 hereof, and to the reasonable satisfaction of Landlord, including, but not limited to, repairing any damage (and replacing any property so damaged) caused by Tenant or any of Tenant’s Responsible Parties, and restoring the Premises to the condition existing prior to the occurrence of such damage. Without limiting any of the foregoing, Tenant shall be solely responsible for promptly maintaining (a) all mechanical systems, heating, ventilation and air conditioning systems exclusively serving the Premises, unless maintained by Landlord, (b) all plumbing work and fixtures exclusively serving the Premises, (c) electrical wiring systems, fixtures and equipment exclusively serving the Premises, (d) all interior lighting (including, without limitation, light bulbs and/or ballasts) and exterior lighting exclusively serving the Premises or adjacent to the Premises, (e) all glass, windows, window frames, window casements, interior and exterior doors, door frames and door closers within the Premises, (f) all roll-up doors, ramps and dock equipment within the Premises, including without limitation, dock bumpers, dock plates, dock seals, dock levelers and dock lights, (g) all tenant signage, (h) sprinkler systems, fire protection systems and security systems inside and exclusively serving the Premises, except to the extent maintained by Landlord, and (i) all partitions, fixtures, equipment, interior painting, interior walls and floors, and floor coverings of the Premises and every part thereof. Any such work shall be performed by licensed, insured and bondable contractors and subcontractors reasonably approved by Landlord. Additionally, Tenant shall be solely responsible for the performance of the regular removal of trash and debris from the Premises.

11.2 Maintenance by Landlord. Subject to Tenant’s reimbursement obligations under Section 6, Landlord shall repair and maintain the following items: fire protection and life safety systems and services; the roof and roof coverings (provided that Tenant installs no additional air conditioning or other equipment on the roof that damages the roof coverings, in which event Tenant shall pay all costs relating to the presence of such additional equipment); the plumbing, electrical, and mechanical systems serving the Building (excluding the plumbing, mechanical and electrical systems inside and exclusively serving the Premises); exterior painting of the Building; repairs to the Premises that could be considered capital under generally accepted accounting principles; and the Common Areas, including the parking areas, pavement, sprinkler systems, sidewalks, driveways, curbs, and lighting systems in the Common Areas. If Landlord elects to perform any repair or restoration work required to be performed by Tenant under Section 11.4, Tenant shall reimburse Landlord upon demand for all costs and expenses incurred by Landlord in connection therewith. Tenant shall promptly report, in writing, to Landlord any defective condition known to it which Landlord is required to repair.

11.3 Landlord’s Repairs and Maintenance Obligations. Subject to the provisions of Sections 11.1, 25 and 26, and except for repairs rendered necessary by the intentional or negligent acts or omissions of Tenant or any of Tenant’s Responsible Parties that are not covered by the waiver in Section 12.5, Landlord shall, at Landlord’s sole cost and expense, keep in good repair and replace as necessary (a) the structural elements of the Building, including, without limitation, the structural portions of the floors, foundations and exterior perimeter walls of the Building (inclusive of glass and exterior doors), and (b) the roof of the Building (including the roof membrane), and (c) any repair, maintenance or improvements (i) necessitated by the acts or omissions of Landlord or any other occupant of the Building, or their respective agents, employees or contractors, or (ii) for which Landlord has a right of reimbursement from others.

11.4 Tenant’s Failure to Perform Repairs and Maintenance Obligations. If Tenant refuses or neglects to repair and maintain the Premises and the other areas properly as required herein and to the reasonable satisfaction of Landlord, (i) Landlord may, but without obligation to do so, at any time after reasonable advance notice to Tenant, make such repairs or maintenance without Landlord having any liability to Tenant for any loss or damage that may accrue to Tenant’s Property or to Tenant’s business by reason thereof, except to the extent any damage is caused by the willful misconduct or gross negligence of Landlord or its authorized agents and representatives and (ii) Tenant shall pay to Landlord, as Additional Rent, Landlord’s costs and expenses incurred therefor. Tenant’s obligations under this Section 11 shall survive the expiration of the Term or earlier termination thereof. Tenant hereby waives any right to repair at the expense of Landlord under any applicable Laws now or hereafter in effect.

12. INSURANCE.

12.1 Types of Insurance. Tenant shall maintain in full force and effect at all times during the Term, at Tenant’s sole cost and expense, for the protection of Tenant and Landlord, as their interests may appear, policies of insurance issued by carriers reasonably acceptable to Landlord and its lender which afford the following coverages: (i) worker’s compensation and employer’s liability, as required by law; (ii) commercial general liability insurance (occurrence form) providing coverage against any and all claims for bodily injury and property damage occurring in, on or about the Premises arising out of Tenant’s and Tenant’s Responsible Parties’ use or occupancy of the Premises and such insurance shall (a) include coverage for blanket contractual liability, fire damage, premises, personal injury, completed operations and products liability, and (b) have a combined single limit of not less than Two Million Dollars ($2,000,000) per occurrence with a Three Million Dollar ($3,000,000) aggregate limit and excess/umbrella insurance in the amount of Five Million Dollars ($5,000,000); (iii) comprehensive automobile liability insurance with a combined single limit of at least $1,000,000 per occurrence for claims arising out of any owned, non-owned or hired automobiles used in the conduct of Tenant’s business; (iv) “causes of loss – special form” property insurance, including without limitation, sprinkler leakage, covering damage to or loss of any of Tenant’s Property and any Alterations located in, on or about the Premises (but not the Initial Improvements, which shall be insured by Landlord), together with, if the property of any of Tenant’s invitees, vendors or customers is to be kept in the Premises, warehouser’s legal liability or bailee customers insurance for the full replacement cost of the property belonging to such parties and located in the Premises (which insurance shall be written on a replacement cost basis (without deduction for depreciation) in an amount equal to one hundred percent (100%) of the full replacement value of the aggregate of the items referred to in this clause (iv)); and (v) such other insurance or higher limits of liability as is then customarily required for Comparable Building (as defined below) or as may be reasonably required by any of Landlord’s lenders and is required of all similarly situated tenants in the Project if permitted under such tenant’s leases. “Comparable Buildings” means commercial buildings located in Santa Clara, California or the surrounding metropolitan area that are comparable to the Building in quantity, size, type and quality.

12.2 Insurance Policies. Insurance required to be maintained by Tenant shall be written by companies (i) licensed to do business in the State of California, (ii) domiciled in the United States of America, and (iii) having a “General Policyholders Rating” of at least A-:VII (or such higher rating as may be required by a lender having a lien on the Premises) as set forth in the most current issue of “A.M. Best’s Rating Guides.” Any deductible amounts under any of the insurance policies required hereunder shall not exceed Twenty-Five Thousand Dollars ($25,000). Tenant shall deliver to Landlord certificates of insurance and true and complete copies of any and all endorsements required herein for all insurance required to be maintained by Tenant hereunder at the time of execution of this Lease by Tenant. Tenant shall, at least five (5) days prior to expiration of each policy, furnish Landlord with certificates of renewal or “binders” thereof. Each certificate shall expressly provide that such policies shall not be cancelable or otherwise subject to material modification except after thirty (30) days prior written notice to the parties named as additional insureds as required in this Lease (except for cancellation for nonpayment of premium, in which event cancellation shall not take effect until at least ten (10) days’ notice has been given to Landlord). Tenant shall have the right to provide insurance coverage which it is obligated to carry pursuant to the terms of this Lease under a blanket insurance policy, provided such blanket policy expressly affords coverage for the Premises and Landlord as required by this Lease.

12.3 Additional Insureds and Coverage. Each of Landlord, Landlord’s property management company or agent, and Landlord’s lender(s) having a lien against the Premises shall be named as additional insureds or loss payees (as applicable) under all of the policies required in Section 12.1(ii) and, with respect to any Alterations, in Section 12.1(iv) hereof. All such policies shall provide for severability of interest. All insurance to be maintained by Tenant shall, except for workers’ compensation and employer’s liability insurance, be endorsed to state that it is primary, without right of contribution from insurance maintained by Landlord, and shall be in excess of coverage which Landlord may have and shall be unaffected by any insurance or self-insurance Landlord may have regardless of whether any other insurance names Landlord as an insured or whether such insurance stands primary or secondary.

Any umbrella/excess liability policy (which shall be in “following form”) shall provide that if the underlying aggregate is exhausted, the excess coverage will drop down as primary insurance. The limits of insurance maintained by Tenant shall not limit Tenant’s liability under this Lease. It is the parties’ intention that the insurance to be procured and maintained by Tenant as required herein shall provide coverage for any and all damage or injury arising from or related to Tenant’s operations of its business and/or Tenant’s or Tenant’s Responsible Parties’ use of the Premises and any of the areas within the Premises.

12.4 Failure of Tenant to Purchase and Maintain Insurance. If Tenant fails to obtain and maintain the insurance required herein throughout the Term, Landlord may, but without obligation to do so, after notice to Tenant, purchase the necessary insurance and pay the premiums therefor. If Landlord so elects to purchase such insurance, Tenant shall promptly pay to Landlord as Additional Rent, the amount so paid by Landlord, upon Landlord’s demand therefor. In addition, Landlord may recover from Tenant and Tenant agrees to pay, as Additional Rent, any and all Claims which Landlord may incur due to Tenant’s failure to obtain and maintain such insurance.

12.5 Waiver of Subrogation. Notwithstanding any provision of this Lease to the contrary (including, without limitation, Section 13.2 below), Landlord and Tenant mutually waive their respective rights of recovery against each other for any loss of, or damage to, either parties’ property to the extent that such loss or damage is caused by or results from a risk which is actually insured by an insurance policy in effect or required to be in effect at the time of such loss or damage (or, in the case of damage to Landlord’s property, would normally have been covered but for Landlord’s election not to maintain a policy of all-risk or special form coverage for the full replacement value of such property), without regard to the negligence or willful misconduct of the entity so released. Each party shall obtain any special endorsements, if required by its insurer, whereby the insurer waives its rights of subrogation against the other party. This provision is intended to waive fully, and for the benefit of the parties hereto, any rights and/or claims which might give rise to a right of subrogation in favor of any insurance carrier. All of Landlord’s and Tenant’s repair and indemnity obligations under this Lease shall be subject to the waiver contained in this paragraph.

13. INDEMNITY; LIMITATION OF LIABILITY AND WAIVER OF CLAIMS.

13.1 Indemnity. Except to the extent of Claims resulting from the negligence or willful misconduct of Landlord or its authorized representatives or Landlord’s violation of this Lease, Tenant agrees to protect, defend (with counsel reasonably acceptable to Landlord) and hold Landlord, the Project’s property manager, each of Landlord’s lenders and each of their respective directors, members, managers, officers, partners, shareholders, trustees, affiliates, subsidiaries, employees, agents and representatives, and each of their respective successors and assigns (collectively, the “Indemnitees”) harmless and indemnify the Indemnitees from and against all liabilities, damages, demands, penalties, costs, claims, losses, judgments, charges and expenses (including reasonable attorneys’ fees, costs of court and expenses necessary in the prosecution or defense of any litigation including the enforcement of this provision) (collectively, “Claims”) arising from or in any way related to, directly or indirectly, (i) Tenant’s or Tenant’s Responsible Parties’ use of the Premises or other portions of the Project, (ii) the conduct of Tenant’s business, (iii) from any activity, work or thing done, permitted or suffered by Tenant in or about the Premises, and/or (iv) Tenant’s failure to perform any covenant or obligation of Tenant under this Lease. Tenant agrees that the obligations of Tenant herein shall survive the expiration or earlier termination of this Lease.

13.2 Limitation of Liability and Waiver of Claims. Except to the extent of Claims resulting from the negligence or willful misconduct of Landlord or the Indemnitees or Landlord’s violation of this Lease, to the fullest extent permitted by law, Tenant agrees that neither Landlord nor any of the Indemnitees shall at any time or to any extent whatsoever be liable, responsible or in any way accountable for any loss, liability, injury, death or damage to persons or property which at any time may be suffered or sustained by Tenant or by any person(s) whomsoever who may at any time be using, occupying or visiting the Premises. Tenant shall not, in any event or circumstance, be permitted to offset or otherwise credit against any payments of Rent required herein for matters for which Landlord may be liable hereunder unless the same is expressly authorized elsewhere in this Lease. Notwithstanding any provision to the contrary contained in this Lease, at no time shall Landlord be responsible or liable to the Tenant for any lost profits, lost economic opportunities or any form of consequential damage as the result of any actual or alleged breach by Landlord of its obligations under this Lease.

14. ASSIGNMENT AND SUBLEASING.

14.1 Prohibition. Tenant shall not, without the prior written consent of Landlord, assign, mortgage, hypothecate, encumber, grant any license or concession, pledge or otherwise transfer this Lease or any interest herein, permit any assignment or other transfer of this Lease by operation of law, sublet the Premises or any part thereof, or permit the use of the Premises by any persons other than Tenant (collectively, “Transfers” and any entity to whom any Transfer is made or sought to be made is sometimes referred to as a “Transferee”). No consent to any Transfer shall constitute a waiver of the provisions of this Section 14, and all subsequent Transfers may be made only with the prior written consent of Landlord, which consent shall not be unreasonably withheld, but which consent shall be subject to the provisions of this Section 14.

14.2 Request for Consent. If Tenant seeks to make a Transfer, Tenant shall notify Landlord, in writing (“Tenant’s Notice”), and deliver to Landlord at least thirty (30) days prior to the proposed commencement date of the Transfer (“Proposed Lease Date”) the following: (i) a description of the portion of the Premises to be transferred (the “Subject Space”); (ii) all of the terms of the proposed Transfer, including without limitation, the Proposed Lease Date, the name and address of the proposed Transferee, and a copy of the existing or proposed assignment, sublease or other agreement governing the proposed Transfer; (iii) current financial statements of the proposed Transferee certified by an officer, member, partner or owner thereof, and, if available, audited financial statements for the previous three (3) most recent consecutive fiscal years; and (iv) such other information as Landlord may then reasonably require. Within thirty (30) days after Landlord’s receipt of the Tenant’s Notice (the “Landlord Response Period”) Landlord shall notify Tenant, in writing, of its determination with respect to such requested proposed Transfer and Landlord’s election as set forth in Section 14.5. If Landlord does not elect to recapture pursuant to Section 14.5 and Landlord does consent to the requested proposed Transfer, Tenant may thereafter assign its interests in and to this Lease or sublease all or a portion of the Premises to the same party and on the same terms as set forth in the Tenant’s Notice.

14.3 Criteria for Consent. Tenant agrees that, among other circumstances for which Landlord could reasonably withhold consent to a proposed Transfer, it shall be reasonable for Landlord to withhold its consent where (a) Tenant is in default of its obligations under this Lease beyond applicable notice and cure periods, (b) the use to be made of the Premises by the proposed Transferee is prohibited, or differs materially from the uses permitted, under this Lease, (c) the proposed Transferee or its business is subject to compliance with additional requirements of the ADA beyond those requirements which are applicable to Tenant, (d) the proposed Transferee does not intend to occupy the Premises, (e) Landlord reasonably disapproves of the proposed Transferee’s reputation or creditworthiness or the character of the business to be conducted at the Premises (provided, however, that so long as Tenant will remain in existence and primarily liable under this Lease from and after a proposed Transfer, then Landlord shall take into account both Tenant’s creditworthiness and the proposed Transferee’s creditworthiness), (f) the proposed Transferee is a governmental agency or unit or an existing tenant in the Project, (g) the proposed Transfer would cause Landlord to violate another agreement or obligation to which Landlord is a party or otherwise subject, (h) the proposed Transferee will use, store or handle Hazardous Materials (defined below) of a type, nature or quantity not permitted under this Lease, (i) Landlord’s lender does not consent to such Transfer or such Transfer creates a violation under any loan encumbering the Project, (j) either the Transfer or any consideration payable to Landlord in connection therewith adversely affects the real estate investment trust qualification tests applicable to Landlord or its affiliates, or (k) the proposed Transferee is involved in litigation with Landlord or any of its affiliates.

14.4 Effectiveness of Transfer and Continuing Obligations. Prior to the date on which any permitted Transfer becomes effective, Tenant shall deliver to Landlord (i) a counterpart of the fully executed Transfer document, (ii) an executed Hazardous Materials Disclosure Certificate substantially in the form of Exhibit E hereto (the “Transferee HazMat Certificate”), and (iii) Landlord’s standard and reasonable form of Consent to Assignment or Consent to Sublease, as applicable, executed by Tenant and the Transferee in which each of Tenant and the Transferee confirms its obligations under this Lease. Failure or refusal of a Transferee to execute any such consent instrument shall not release or discharge the Transferee from its obligation to do so or from any liability as provided herein. The voluntary, involuntary or other surrender of this Lease by Tenant, or a mutual cancellation by Landlord and Tenant, shall not work a merger, and any such surrender or cancellation shall, at the option of Landlord, either terminate all or any existing subleases or operate as an assignment to Landlord of any or all of such subleases. Each permitted Transferee shall assume and be deemed to assume this Lease and shall be and remain liable jointly and severally with Tenant for payment of Rent and for the due performance of, and compliance with all the terms, covenants, conditions and agreements herein contained on Tenant’s part to be performed or complied with, for the Term of this Lease, provided that any subtenant shall only assume the obligations of this Lease with respect to the subleased space on the economic terms contained within the approved Transfer. No Transfer shall affect the continuing primary liability of Tenant (which, following assignment, shall be joint and several with the assignee) under this Lease whether occurring before or after such Transfer, and Tenant shall not be released from performing any of the terms, covenants and conditions of this Lease. An assignee of Tenant shall become directly liable to Landlord for all obligations of Tenant hereunder. The acceptance of any Rent by Landlord from any other person (whether or not such person is an occupant of the Premises) shall not be deemed to be a waiver by Landlord of any provision of this Lease or to be a consent to any Transfer. Any and all options, rights of refusal, improvement allowances and other similar rights granted to Tenant in this Lease, if any, shall not be assignable by Tenant unless expressly authorized in writing by Landlord or if made pursuant to a Permitted Transfer (as defined below). Any transfer that requires Landlord’s consent and is made without Landlord’s prior written consent, shall, at Landlord’s option, be null, void and of no effect, and shall, at Landlord’s option, constitute a material default by Tenant of this Lease after the expiration of applicable notice and cure periods. As Additional Rent, Tenant shall pay to Landlord each time it requests a Transfer, a fee in the amount of not more than $1,500.00 for its actual out-of-pocket legal and other expenses incurred by Landlord in connection with any actual or proposed Transfer.

14.5 Recapture. If the Transfer (i) by itself or taken together with then existing or pending Transfers covers or totals, as the case may be, more than fifty (50%) of the rentable square feet of the Premises, or (ii) is for a term which by itself or taken together with then existing or pending Transfers is greater than eighty percent (80%) of the period then remaining in the Term as of the Proposed Effective Date, then Landlord shall have the right, to be exercised by giving written notice to Tenant, to recapture the Subject Space described in Tenant’s Notice. If such recapture notice is given, it shall serve to terminate this Lease with respect to the proposed Subject Space, or, if the proposed Subject Space covers all of the Premises, it shall serve to terminate the entire Term of this Lease, in either case, as of the Proposed Effective Date. If this Lease is terminated with respect to less than the entire Premises, Rent shall be adjusted on the basis of the proportion of rentable square feet retained by Tenant to the rentable square feet originally demised and this Lease as so amended shall continue thereafter in full force and effect.

14.6 Transfer Premium. If Landlord consents to a Transfer, as a condition thereto, Tenant shall pay to Landlord monthly, as Additional Rent, at the same time as the monthly installments of Rent are payable hereunder, fifty percent (50%) of any Transfer Premium. The term “Transfer Premium” shall mean all rent, additional rent and other consideration paid by such Transferee which either initially or over the term of the Transfer exceeds the Rent or pro rata portion of the Rent, as the case may be, for the Subject Space, after first deducting reasonable Transfer expenses incurred by Tenant, including tenant improvements, brokerage commissions, and legal fees.

14.7 Waiver. Notwithstanding any Transfer, or any indulgences, waivers or extensions of time granted by Landlord to any Transferee, or failure by Landlord to take action against any Transferee, Tenant agrees that Landlord may, at its option, proceed against Tenant without having taken action against or joined such Transferee, except that Tenant shall have the benefit of any indulgences, waivers and extensions of time granted to any such Transferee.

14.8 Assumption and Attornment. If Tenant shall assign this Lease as permitted herein, the assignee shall expressly assume all of the obligations of Tenant hereunder in a written instrument satisfactory to Landlord and furnished to Landlord not later than fifteen (15) days prior to the effective date of the assignment. If Tenant shall sublease the Premises as permitted herein, Tenant shall, at Landlord’s option, within fifteen (15) days following any request by Landlord, obtain and furnish to Landlord the written agreement of such subtenant to the effect that the subtenant will attorn to Landlord and will pay all subrent directly to Landlord.

14.9 Permitted Transfer.

14.9.1 Permitted Transfer. Notwithstanding anything in this Section 14 to the contrary, and provided there is no uncured event of default under the Lease, Tenant shall have the right, without the prior written consent of Landlord, to (a) assign the Lease to an Affiliate (as defined below), to an entity created by merger, reorganization or recapitalization of or with Tenant, or to a purchaser of all or substantially all of Tenant’s assets or (b) sublease the Premises or any part thereof to an Affiliate (each, a “Permitted Transfer”); provided, however, that (i) such Permitted Transfer is for a valid business purpose and not to avoid any obligations under the Lease, (ii) the assignee is a reputable entity of good character and, unless the transferee is an Affiliate and Tenant will remain in existence and primarily liable under this Lease (with sufficient net worth to satisfy Tenant’s remaining obligations under this Lease), shall have, immediately after giving effect to such assignment, an aggregate net worth (computed in accordance with generally accepted accounting principles, consistently applied) at least equal to the aggregate net worth (as so computed) of Tenant immediately prior to such assignment or otherwise reasonably sufficient to satisfy such transferee’s obligations under this Lease, whichever is greater, (iii) Tenant provides Tenant’s Notice in accordance with Section 14.2 above, (iv) no later than fifteen (15) days prior to the effective date of the Permitted Transfer, the Transferee shall provide the documentation required pursuant to Section 14.8 above, and (v) within ten (10) days after Landlord’s written request, provide such reasonable documents or information which Landlord reasonably requests for the purpose of substantiating whether or not the Permitted Transfer is to an Affiliate or is otherwise in accordance with the terms and conditions of this Section 14.9. Tenant shall not have the right to perform a Permitted Transfer, if, as of the date of the effective date of the Permitted Transfer, an event of default is then continuing.

14.9.2 Definitions. In addition to the terms elsewhere defined in this Lease, the following terms shall have the following meanings with respect to the provisions of this Lease:

(a) “Affiliate” shall mean any Person (as defined below) which is owned or controlled by, owns or controls, or is under common ownership or control with Tenant.

(b) “control” means, with respect to a Person that is a corporation, the right to exercise, directly or indirectly, more than fifty percent (50%) of the voting rights attributable to the shares of the controlled corporation and, with respect to a Person that is not a corporation, the possession, directly or indirectly, of the power at all times to direct or cause the direction of the management and policies of the controlled Person.

(c) “Person” means an individual, partnership, trust, corporation, firm or other entity.

14.9.3 No Recapture or Transfer Premium Rights. Landlord acknowledges and agrees that the terms and conditions of Sections 14.5 and 14.6 shall not apply to any Permitted Transfer.

15. SUBORDINATION.

15.1 Subordination. To the fullest extent permitted by law, this Lease, the rights of Tenant under this Lease and Tenant’s leasehold interest shall be subject and subordinate at all times to: (i) all ground leases or underlying leases which may now exist or hereafter be executed affecting the Building, or any other portion of the Premises, and (ii) the lien of any mortgage or deed of trust which may now or hereafter exist for which the Building, ground leases or underlying leases, any other portion of the Premises or Landlord’s interest or estate therein is specified as security. Notwithstanding the foregoing, Landlord or any such ground lessor, mortgagee, or any beneficiary shall have the right to require this Lease be superior to any such ground leases or underlying leases or any such liens, mortgage or deed of trust. If any ground lease or underlying lease terminates for any reason or any mortgage or deed of trust is foreclosed or a conveyance in lieu of foreclosure is made for any reason, Tenant shall attorn to and become the Tenant of the successor in interest to Landlord, provided such successor in interest will not disturb Tenant’s use, occupancy or quiet enjoyment of the Premises if Tenant is not in material default of this Lease beyond any applicable notice and cure period. The successor in interest to Landlord following foreclosure, sale or deed in lieu thereof shall not be: (a) liable for any act or omission of any prior lessor or with respect to events occurring prior to acquisition of ownership, except continuing defaults; (b) subject to any offsets which Tenant might have against any prior lessor; (c) bound by prepayment of more than one (1) month’s Rent, unless actually received; or (d) liable to Tenant for any Security Deposit not actually received by such successor in interest to the extent any portion of such Security Deposit has not already been forfeited by, or refunded to, Tenant. Landlord shall be liable to Tenant for all or any portion of the Security Deposit not forfeited by, or refunded to Tenant, until and unless Landlord transfers such Security Deposit to the successor in interest. Tenant covenants and agrees to execute (and acknowledge if required by Landlord, any lender or ground lessor) and deliver, within five (5) days of a written demand or request by Landlord and in the form reasonably requested by Landlord, ground lessor, mortgagee or beneficiary, any additional documents evidencing the priority or subordination of this Lease with respect to any such ground leases or underlying leases or the lien of any such mortgage or deed of trust.

15.2 SNDA. Landlord shall, subject to the terms and conditions of this Section 15.2, use commercially reasonable efforts to obtain for Tenant from the existing mortgagee and each future mortgagee a subordination, non-disturbance and attornment agreement on such mortgagee’s standard form (each, a “SNDA”). Notwithstanding the foregoing, the Lease and Tenant’s obligations thereunder shall not be affected or impaired in any respect should any mortgagee decline to enter into a SNDA. If such mortgagee executes and delivers to Landlord a SNDA and Landlord delivers the same to Tenant, and Tenant either fails or refuses to execute and deliver the SNDA within 20 days following Landlord’s delivery of such SNDA to Tenant, then Landlord shall have no further obligation to obtain a SNDA for Tenant from such mortgagee. In no event shall Landlord be required to commence any litigation in order to obtain the SNDA.

16. RIGHT OF ENTRY. Landlord and its agents shall have the right to enter the Premises at all reasonable times, upon one (1) business day prior notice, for purposes of inspection, exhibition, posting of notices, investigation, replacements, repair, maintenance and alteration and Landlord shall have the right to take photographs of the Premises in connection with such entry. It is further agreed that Landlord shall have the right to use any and all means Landlord deems necessary to enter the Premises in an emergency. Landlord shall have the right, at any time during the Term, to place “for rent” or “for lease” signs on the outside of the Building (but not on any portion of the inside or outside of the Premises), which “for rent” signs shall not, except as otherwise expressly set forth in this Section 16, advertise or market the Premises for rent. Landlord shall have the right, during the last nine (9) months of the Term, to place “for rent” signs on the outside of the Building, which “for rent” signs may advertise or market the Premises for rent. Provided that Landlord uses reasonable efforts to minimize interference with Tenant’s conduct of business from the Premises and complies with the requirements in this section, Tenant hereby waives any Claim from damages or for any injury or inconvenience to or interference with Tenant’s business, or any other loss occasioned thereby except for any Claim for any of the foregoing arising out of the gross negligence or willful misconduct of Landlord or its authorized representatives. Notwithstanding the foregoing, any entry by Landlord and Landlord’s agents shall not unreasonably impair Tenant’s operations, and shall comply with Tenant’s reasonable security measures.

17. ESTOPPEL CERTIFICATE. Tenant shall execute (and acknowledge if required by any lender or ground lessor) and deliver to Landlord, within ten (10) business days after Landlord provides such to Tenant, a statement in writing certifying that this Lease is unmodified and in full force and effect (or, if modified, stating the nature of such modification), the date to which the Rent and other charges are paid in advance, if any, acknowledging that there are not, to Tenant’s knowledge, any uncured defaults on the part of Landlord hereunder or specifying such defaults as are claimed, and such other matters as Landlord may reasonably require. Any such statement may be conclusively relied upon by Landlord and any prospective purchaser or encumbrancer of the Building or other portions of the Premises. In the event that Tenant fails to timely deliver an estoppel certificate, then (i) such failure shall be an event of default after the applicable notice and grace period, and (ii) Tenant’s failure to deliver such statement within such time shall be conclusive upon the Tenant that (a) this Lease is in full force and effect, without modification except as may be represented by Landlord; (b) there are no uncured defaults in Landlord’s performance; and (c) not more than one month’s Rent has been paid in advance.

18. TENANT’S DEFAULT.

The occurrence of any one or more of the following events shall, at Landlord’s option, constitute a material default by Tenant of the provisions of this Lease:

18.1 The abandonment of the Premises by Tenant, as abandonment is statutorily defined in California Civil Code Section 1951.3 or all similar or successor laws;

18.2 The failure by Tenant to make any payment of Rent, Additional Rent or any other payment or charge required hereunder on the date said payment is due, if such failure to pay continues for five (5) business days after Landlord’s delivery of written notice of the delinquency (provided, however, that Tenant shall not be entitled to more than two (2) notices of a delinquency in a monetary obligation during any 12-month period, and if thereafter any Rent is not paid when due, an event of default shall be considered to have occurred even though no notice thereof is given);

18.3 Except as otherwise provided in Section 19.4 hereof, the failure by Tenant to observe, perform or comply with any of the conditions, covenants or provisions of this Lease (except failure to make any payment of Rent and/or Additional Rent and any other payment or charge required hereunder) and such failure is not cured within (i) thirty (30) days of the date on which Landlord delivers written notice of such failure to Tenant for all failures other than with respect to (a) Hazardous Materials (defined in Section 27 hereof), (b) Tenant making the repairs, maintenance and replacements required under the provisions of Section 11.1 hereof, or (c) the timely delivery by Tenant of a subordination, non-disturbance and attornment agreement (an “SNDA”), a counterpart of a fully executed Transfer document and a consent thereto (collectively, the “Transfer Documents”), an estoppel certificate and insurance certificates and (ii) ten (10) days of the date on which Landlord delivers written notice of such failure to Tenant for all failures in any way related to Hazardous Materials or Tenant failing to timely make the repairs, maintenance or replacements required by Section 11.1, or with respect to subordination, assignment and sublease, estoppel certificates and insurance. However, Tenant shall not be in default of its obligations hereunder if such failure (other than any failure of Tenant to timely and properly make the repairs, maintenance, or replacements required by Section 11.1, or timely deliver an SNDA, the Transfer Documents, an estoppel certificate or insurance certificates, for which no additional cure period shall be given to Tenant) cannot reasonably be cured within such 30- or 10-day period, as applicable, and Tenant promptly commences, and thereafter diligently proceeds with same to completion, all actions necessary to cure such failure as soon as is reasonably possible. Any such written notice shall be in addition to any notice required under California Code of Civil Procedure Sections 1161, et seq. and all similar or successor laws; or

18.4 The making of a general assignment by Tenant for the benefit of creditors, the filing of a voluntary petition by Tenant or the filing of an involuntary petition by any of Tenant’s creditors seeking the rehabilitation, liquidation, or reorganization of Tenant under any law relating to bankruptcy, insolvency or other relief of debtors and, in the case of an involuntary action, the failure to remove or discharge the same within sixty (60) days of such filing, the appointment of a receiver or other custodian to take possession of substantially all of Tenant’s assets or this leasehold that is not removed within sixty (60) days, Tenant’s inability to pay Tenant’s debts or failure generally to pay Tenant’s debts when due, any court entering a decree or order directing the winding up or liquidation of Tenant or of substantially all of Tenant’s assets, or the attachment, execution or other judicial seizure of substantially all of Tenant’s assets or this leasehold.

19. REMEDIES FOR TENANT’S DEFAULT.

19.1 Landlord’s Rights. In the event of Tenant’s material default under this Lease as described in Section 18, Landlord may terminate Tenant’s right to possess the Premises by any lawful means. Following delivery of written notice by Landlord, this Lease shall terminate on the date specified in such notice and Tenant shall immediately surrender possession of the Premises to Landlord. In addition, if this Lease is terminated, Landlord shall have the right to immediately re-enter the Premises, and if Landlord’s right of re entry is exercised following Tenant’s abandonment of the Premises, all of Tenant’s Property left on the Premises or in the Project shall be deemed abandoned. If Landlord relets the Premises or any portion thereof, Tenant shall immediately be liable to Landlord for all costs Landlord incurs in reletting the Premises or any part thereof, including, without limitation, broker’s commissions, expenses of cleaning, redecorating, and further improving the Premises and other similar costs (collectively, the “Reletting Costs”). All Reletting Costs shall be fully chargeable to Tenant and shall not be prorated or otherwise amortized in relation to any new lease for the Premises or any portion thereof. Reletting may be for a period shorter or longer than the remaining term of this Lease, but, if longer, the Reletting Costs shall be appropriately prorated to reflect only the portion of Landlord’s expenses attributable to the remaining term of the Lease. In no event shall Tenant be entitled to any excess rent received by Landlord. No act by Landlord other than giving written notice to Tenant shall terminate this Lease or Tenant’s right to possess the Premises, including without limitation, acts of maintenance, efforts to relet the Premises or the appointment of a receiver on Landlord’s initiative to protect Landlord’s interest under this Lease. At all times Landlord shall have the right to remedy any default of Tenant, to maintain or improve the Premises, to cause a receiver to be appointed to administer the Premises and any new or existing subleases and to add to the Rent payable hereunder all of Landlord’s reasonable costs in so doing, with interest at the maximum rate permitted by law from the date of such expenditure.

19.2 Damages Recoverable. If Tenant breaches this Lease and abandons the Premises before the end of the Term, or if Landlord terminates Tenant’s right to possession following Tenant’s breach or default under this Lease, then in either such case, Landlord may recover from Tenant all damages suffered by Landlord as a result of Tenant’s failure to perform its obligations hereunder, including without limitation, the unamortized cost of any Initial Improvements constructed by or on behalf of Tenant pursuant to Exhibit B hereto to the extent Landlord has paid for such improvements, and all Reletting Costs, and the worth at the time of the award (computed in accordance with paragraph (3) of Subdivision (a) of Section 1951.2 of the California Civil Code) of the amount by which the Rent then unpaid hereunder for the balance of the Term exceeds the amount of such loss of Rent for the same period which Tenant proves could be reasonably avoided by Landlord and in such case, Landlord prior to the award, may relet the Premises for the purpose of mitigating damages suffered by Landlord because of Tenant’s failure to perform its obligations hereunder; provided, however, that even if Tenant abandons the Premises following such breach, this Lease shall nevertheless continue in full force and effect for as long as Landlord does not terminate Tenant’s right of possession, and until such termination, Landlord shall have the remedy described in Section 1951.4 of the California Civil Code (Landlord may continue this Lease in effect after Tenant’s breach and abandonment and recover Rent as it becomes due, if Tenant has the right to sublet or assign, subject only to reasonable limitations) and may enforce all its rights and remedies under this Lease, including the right to recover the Rent from Tenant as it becomes due hereunder. The “worth at the time of the award” within the meaning of Subparagraphs (a)(1) and (a)(2) of Section 1951.2 of the California Civil Code shall be computed by allowing interest at the rate of ten percent (10%) per annum. Tenant hereby waives for itself and for all those claiming under Tenant its right to obtain redemption or relief from forfeiture under California Code of Civil Procedure Sections 1174 and 1179 (or any successor or substitute statute), or under any other present or future law, in the event judgment for possession enters against Tenant or Landlord takes possession of the Premises following any default of Tenant hereunder.

19.3 Intentionally Omitted.

19.4 Chronic Default. The term “Chronic Default” as used in this Lease shall mean that Tenant has materially defaulted in the performance of any of its obligations under this Lease more than three (3) times during the Term of the Lease, regardless of whether or not Tenant cures any such material default.

19.5 Recapture of Landlord Concessions. In addition to all other remedies of Landlord, any agreement by Landlord for the giving or paying by Landlord to or for Tenant, of any cash or other bonus, inducement or consideration for Tenant’s entering into this Lease, any rent credits or tenant improvement construction allowances provided to Tenant, or any and all direct and indirect costs incurred by Landlord arising out of the design or construction of any tenant improvements for the Premises (or allowances therefor) in connection with this Lease, all of which concessions are hereinafter collectively referred to as “Landlord Concessions,” shall be deemed conditioned upon Tenant’s full and faithful performance of all of the terms, covenants and conditions of this Lease to be performed by Tenant during the term of this Lease. Upon Landlord’s termination of this Lease due to Tenant’s default under this Lease beyond any applicable notice and cure period, the unamortized portion of any Landlord Concession theretofore abated, given, provided, paid or incurred by Landlord shall be immediately due and payable by Tenant to Landlord, and recoverable by Landlord as Additional Rent due under this Lease.

19.6 Rights and Remedies Cumulative. The foregoing rights and remedies of Landlord are not exclusive; they are cumulative in addition to any rights and remedies now or hereafter existing at law, in equity, by statute or otherwise, and to any remedies Landlord may have under bankruptcy laws or laws affecting creditors’ rights generally.

20. HOLDING OVER. If Tenant holds over after the expiration of the Term, with or without the express or implied consent of Landlord, such tenancy shall be of sufferance only, and shall not constitute a renewal hereof or an extension for any further term, and in such case Base Rent shall be payable at a monthly rate equal to one hundred fifty percent (150%) of the Base Rent applicable during the last rental period of the Term under this Lease (prorated for partial months). Such tenancy shall be subject to every other term and provision contained herein. Landlord hereby expressly reserves the right to require Tenant to surrender possession of the Premises to Landlord in the condition required herein upon the expiration or earlier termination of this Lease. The provisions of this Section 20 shall not be deemed to limit or constitute a waiver of any other rights or remedies of Landlord provided herein or at law. If Tenant fails to surrender the Premises upon the expiration or earlier termination of this Lease, in addition to any other liabilities to Landlord accruing therefrom, Tenant shall protect, defend, indemnify and hold

Landlord harmless from all Claims resulting from such failure, including but not limited to, any Claims made by any succeeding tenant founded upon such failure to surrender, and any lost profits to Landlord resulting therefrom.

21. LANDLORD’S DEFAULT. Landlord shall not be considered in default of this Lease unless Landlord fails within a reasonable time to perform an obligation required to be performed by Landlord hereunder. For purposes hereof, a reasonable time shall in no event be less than thirty (30) days after receipt by Landlord of written notice specifying the nature of the obligation Landlord has not performed unless the nature of the default has a material adverse impact on Tenant’s conduct of business from the Premises; provided, however, that if the nature of Landlord’s obligation is such that more than thirty (30) days, after receipt of written notice, is reasonably necessary for its performance, then Landlord shall not be in default of this Lease if performance of such obligation is commenced within such thirty (30) day period (or shorter period in the event of a material adverse impact on Tenant’s conduct of business from the Premises) and thereafter diligently pursued to completion.

22. PARKING. Tenant may use the number of non-exclusive and unassigned parking spaces specified in the Basic Lease Information. Landlord shall exercise reasonable diligence to ensure that such spaces are available to Tenant for its use. Tenant shall comply with any and all parking rules and regulations from time to time established by Landlord or Landlord’s parking operator. If any vehicle is using the parking or loading areas contrary to any provision of this Section 22, Landlord or its parking operator shall have the right, in addition to all other rights and remedies of Landlord under this Lease, to remove or tow away the vehicle without prior notice to Tenant, and the cost thereof shall be paid to Landlord within ten (10) days after notice from Landlord to Tenant. Tenant shall have no right to sublet, assign, or otherwise transfer its right to use the parking spaces, except in connection with a Transfer permitted under Section 14.

23. TRANSFER OF LANDLORD’S INTEREST. Tenant acknowledges that Landlord has the right to transfer all or any portion of its interest in the Premises, Building, the Project and this Lease. Tenant expressly agrees that in the event of any such transfer, Landlord shall, automatically be entirely released from all liability arising under this Lease after the transfer and Tenant agrees to look solely to such transferee for the performance of Landlord’s obligations hereunder after the date of such transfer. Such release is conditioned upon the written assumption and agreement by the transferee to perform Landlord’s obligations hereunder arising or accruing after the date of such transfer. A ground lease or similar long term lease by Landlord of the entire Building, of which the Premises are a part, shall be deemed a sale within the meaning of this Section 23. Tenant agrees to attorn to such new owner provided such new owner does not disturb Tenant’s use, occupancy or quiet enjoyment of the Premises so long as Tenant is not in material default of this Lease beyond any applicable notice and cure period.

24. WAIVER. No delay or omission in the exercise of any right or remedy of either party on any default by the other party shall impair such a right or remedy or be construed as a waiver. The subsequent acceptance of Rent by Landlord after default by Tenant of this Lease shall not be deemed a waiver of such default, other than a waiver of timely payment for the particular Rent payment involved, and shall not prevent Landlord from maintaining an unlawful detainer or other action based on such default. No payment by Tenant or receipt by Landlord of a lesser amount than the monthly Rent and other sums due hereunder shall be deemed to be other than on account of the earliest Rent or other sums due, nor shall any endorsement or statement on any check or accompanying any check or payment be deemed an accord and satisfaction; and Landlord may accept such payment without prejudice to Landlord’s right to recover the balance of such Rent or other sum or pursue any other remedy provided in this Lease. No failure, partial exercise or delay on the part of the Landlord in exercising any right, power or privilege hereunder shall operate as a waiver thereof.

25. CASUALTY DAMAGE.

25.1 Casualty. If the Premises or any part [excluding any of Tenant’s Property (collectively, “Tenant’s FF&E”)] shall be damaged or destroyed by fire or other casualty, Tenant shall give immediate written notice thereof to Landlord. Within sixty (60) days after receipt by Landlord of such notice, Landlord shall notify Tenant, in writing, of the time period within which Landlord in good faith believes the necessary repairs can reasonably be made (“Landlord’s Repair Estimate”).

25.1.1 Minor Insured Damage. If the Premises (other than Tenant’s FF&E) are damaged by a casualty due to a risk covered by Landlord’s insurance (or that would have been covered but for Landlord’s election not to maintain all-risk or special form insurance for the full replacement cost of the Building) to such extent that repairs, rebuilding and/or restoration can be reasonably completed within two hundred seventy (270) days following delivery of Landlord’s Repair Estimate, this Lease shall not terminate and Landlord shall repair the Premises to substantially the same condition that existed prior to the occurrence of such casualty, except Landlord shall not be required to rebuild, repair, or replace any of Tenant’s FF&E. The Rent payable hereunder shall be abated proportionately from the date and to the extent Tenant vacates the affected portions of the Premises until the earlier of thirty (30) days after any and all repairs required herein to be made by Landlord are substantially completed or the date Tenant re-commences operations from the affected portions of the Premises, but such abatement shall (i) only be to the extent of the portion of the Premises which is actually rendered unusable and unfit for occupancy, and (ii) only during the time Tenant is not actually using same. If less than all of the Premises is damaged, but the nature of the damage is such that Tenant cannot reasonably conduct its normal business from the Premises, then the “affected portions of the Premises” shall be deemed to be the entire Premises.

25.1.2 Major Insured Damage. If the Premises (other than Tenant’s FF&E) are damaged by a casualty due to a risk covered by Landlord’s insurance (or that would have been covered but for Landlord’s election not to maintain all-risk or special form insurance for the full replacement cost of the Building) to such extent that repairs, rebuilding and/or restoration cannot be reasonably completed, as reasonably determined by Landlord, within two hundred seventy (270) days following delivery of Landlord’s Repair Estimate, then either Landlord or Tenant may terminate this Lease by giving written notice within thirty (30) days after delivery of Landlord’s Repair Estimate. If either party notifies the other of its intention to so terminate this Lease, then this Lease shall terminate and the Rent shall be abated from the date of the occurrence of such damage, provided Tenant diligently proceeds to and expeditiously vacates the Premises (but, in all events Tenant must vacate and surrender the Premises to Landlord by no later than thirty (30) days thereafter). If neither party elects to terminate this Lease, Landlord shall promptly commence and diligently prosecute to completion the repairs to the Premises (except that Landlord shall not be required to rebuild, repair, or replace any of Tenant’s FF&E). During the time when Landlord is prosecuting such repairs to substantial completion, the Rent payable hereunder shall be abated proportionately from the date and to the extent Tenant actually vacates the affected portions of the Premises until any and all repairs required herein to be made by Landlord are substantially completed, but such abatement shall (i) only be to the extent of the portion of the Premises which is actually rendered unusable and unfit for occupancy, and (ii) only during the time Tenant is not actually using same. If less than all of the Premises is damaged, but the nature of the damage is such that Tenant cannot reasonably conduct its normal business from the Premises, then the “affected portions of the Premises” shall be deemed to be the entire Premises. If neither party elects to terminate this Lease under the terms of this Section 25.1.2, but the damage required to be repaired by Landlord is not repaired by the later of (a) two hundred seventy (270) days following delivery of Landlord’s Repair Estimate or (b) the end of the time period set forth in Landlord’s Repair Estimate, then Tenant (subject to the provisions of this Section) may terminate this Lease by written notice to Landlord delivered prior to the completion of repairs, in which event this Lease shall terminate on the date thirty (30) days after such notice. Notwithstanding the foregoing provisions of this Section, Tenant shall have the right to terminate this Lease under this Section 25.1.2 only if each of the following conditions is satisfied: (1) the damage to the Project by fire or other casualty was not caused by the intentional act of Tenant or its agents, representatives or employees; (2) Tenant is not in default under this Lease beyond any applicable notice and cure period; and (3) as a result of the damage, Tenant cannot reasonably conduct business from the Premises. Notwithstanding any of the foregoing or the last sentence of Section 25.2 below, Landlord shall not terminate this Lease due to a casualty if Landlord actually intends to restore the casualty damage.

25.1.3 Damage Near End of Term. Notwithstanding anything to the contrary contained in this Lease except for the provisions of Section 25.3 below, if the Premises are substantially damaged during the last year of then applicable term of this Lease (as it may have been extended), either Landlord or Tenant may, at their option, cancel and terminate this Lease by giving written notice to the other party of its election to do so within forty-five (45) days after the occurrence of such casualty. If either party so elects to terminate this Lease, all rights of Tenant hereunder shall cease and terminate thirty (30) days after Tenant’s receipt or delivery of such notice, as applicable, and Tenant shall immediately vacate the Premises and surrender possession thereof to Landlord.

25.2 Deductible and Uninsured Casualty. Tenant shall pay to Landlord, as Additional Rent, the commercially reasonable deductible amounts under the insurance policies obtained by Landlord under this Lease if the proceeds are used to repair the Premises and this Lease is not terminated, in an amount not to exceed the applicable amount set forth in Section 6.1.2(v). If any portion of the Premises is damaged and is not fully covered by the aggregate of insurance proceeds received by Landlord and any applicable deductible (or would have been so covered but for Landlord’s election not to maintain all-risk or special form insurance for the full replacement cost of the Building), and Tenant does not voluntarily contribute any shortfall thereof, then Landlord or Tenant shall have the right to terminate this Lease by delivering written notice of termination to the other party within thirty (30) days after the date of such event, whereupon all rights of Tenant shall cease and terminate thirty (30) days after Tenant’s receipt of such notice, and Tenant shall immediately vacate the Premises and surrender possession thereof to Landlord.

25.3 Lender’s Rights. Notwithstanding anything to the contrary contained herein, subject to the last sentence of Section 25.1.2, if the holder of any indebtedness secured by the Premises has the right to, and does, require that the insurance proceeds be applied to such indebtedness, then Landlord shall have the right to terminate this Lease by delivering written notice of termination to Tenant within thirty (30) days after the date of notice to Tenant of such event, whereupon all rights of Tenant shall cease and terminate ten (10) days after Tenant’s receipt of such notice, and Tenant shall immediately vacate the Premises and surrender possession thereof to Landlord within such 60 day period.

25.4 Tenant’s Waiver. Provided that Landlord uses reasonable efforts to minimize interference with Tenant’s conduct of business from the Premises, Landlord shall not be liable for any inconvenience or annoyance to Tenant, injury to the business of Tenant, loss of use of any part of the Premises by Tenant or loss of Tenant’s Property, resulting in any way from such damage or the repair thereof. With respect to any damage which Landlord is obligated to repair or may elect to repair, Tenant waives all rights to terminate this Lease or offset any amounts against Rent pursuant to rights accorded Tenant by any law currently existing or hereafter enacted, including without limitation, all rights pursuant to California Civil Code Sections 1932(2.), 1933(4.), 1941 and 1942 and any similar or successor laws.

26. CONDEMNATION. If twenty five percent (25%) or more of the Premises is condemned by eminent domain, inversely condemned or sold in lieu of condemnation for any public or quasi public use or purpose (“Condemned”), then Tenant or Landlord may terminate this Lease as of the date when physical possession of the Premises is taken and title vests in such condemning authority, and Rent shall be adjusted to the date of termination. Tenant shall not because of such condemnation assert any claim against Landlord or the condemning authority for any compensation because of such condemnation, and Landlord shall be entitled to receive the entire amount of any award without deduction for any estate of interest or other interest of Tenant; provided, however, the foregoing shall not preclude Tenant, at Tenant’s sole cost and expense, from obtaining any separate award to Tenant for loss of, or damage to,

Tenant’s Property or Alterations to the Premises paid for by Tenant, or for damages for cessation or interruption of Tenant’s business provided such award is separate from Landlord’s award and does not diminish nor otherwise impair the award otherwise payable to Landlord. In addition to the foregoing, Tenant shall be entitled to seek compensation for the relocation costs recoverable by Tenant pursuant to the provisions of California Government Code Section 7262. If neither party elects to terminate this Lease, Landlord shall, if necessary, promptly proceed to restore the Premises to substantially the same condition prior to such partial condemnation, allowing for the reasonable effects of such partial condemnation, and a proportionate allowance shall be made to Tenant, as determined by Landlord, for the Rent corresponding to the time during which, and to the part of the Premises of which, Tenant is deprived on account of such partial condemnation and restoration. Landlord shall not be required to spend funds for restoration in excess of the condemnation proceeds received by Landlord; provided, however, if, as a result, such restoration is not made, Tenant shall have the right to terminate this Lease.

27. ENVIRONMENTAL MATTERS; HAZARDOUS MATERIALS.

27.1 Hazardous Materials Disclosure Certificate; Existing Conditions.

(a) Simultaneously herewith, Tenant has delivered to Landlord Tenant’s executed initial Hazardous Materials Disclosure Certificate (the “Initial HazMat Certificate”), a copy of which is attached hereto as Exhibit E. Tenant covenants, represents and warrants to Landlord that the information in the Initial HazMat Certificate is true and correct and accurately describes the use(s) of Hazardous Materials which will be made and/or used on the Premises by Tenant. Tenant shall, commencing with the date which is one year from the Lease Commencement Date and continuing every year thereafter, deliver to Landlord, upon request, an executed Hazardous Materials Disclosure Certificate (the “HazMat Certificate”), in substantially the form attached hereto as Exhibit E, describing Tenant’s then present use of Hazardous Materials on the Premises, and any other reasonably necessary documents as requested by Landlord.

(b) Tenant acknowledges and agrees that Landlord has, prior to the Lease Date, delivered to Tenant that certain Phase I Environmental Site Assessment dated May 10, 2006, prepared by Ecklund Consultants, Inc., and bearing Project No. 2006-04530-0001 (the “Environmental Report”). Landlord shall have no liability to Tenant on account of any of the matters disclosed in the Environmental Report. Landlord represents and warrants to Tenant, that, as of the Lease Date, and to Landlord’s Actual Knowledge (as defined below), (i) the Project is not used by Landlord for the storage, treatment, generation or manufacture of any Hazardous Materials in a manner which would constitute a violation of applicable Environmental Laws and, (ii) there are no Hazardous Materials present on the Project or the soil, surface water of groundwater thereof which would constitute a violation of Environmental Laws. For purposes of this Lease, the phrase “Landlord’s Actual Knowledge” shall mean the current, actual, personal knowledge of Kathryn G. Spritzer, Landlord’s asset manager, without investigation and without imputation of any other person’s knowledge. The fact that reference is made to the personal knowledge of named individuals shall not render such individuals personally liable for any breach of any of the foregoing representations and warranties.

27.2 Definition of Hazardous Materials. “Hazardous Materials” means (a) any hazardous or toxic wastes, materials or substances, and other pollutants or contaminants, which are or become regulated by any Environmental Laws; (b) petroleum, petroleum by products, gasoline, diesel fuel, crude oil or any fraction thereof; (c) asbestos and asbestos containing material, in any form, whether friable or nonfriable; (d) polychlorinated biphenyls; (e) radioactive materials; (f) lead and lead-containing materials; (g) any other material, waste or substance displaying toxic, reactive, ignitable or corrosive characteristics, as all such terms are used in their broadest sense, and are defined or become defined by any Environmental Law (defined below); (h) any materials which cause or threatens to cause a nuisance upon or waste to any portion of the Premises or any surrounding property; or (i) any materials which pose or threaten to pose a hazard to the health and safety of persons on the Premises or any surrounding property. For purposes of this Lease, “Hazardous Materials” shall not include nominal amounts of ordinary household cleaners, office supplies and janitorial supplies which are not actionable under any Environmental Laws.

27.3 Prohibition; Environmental Laws. Except for normal cleaning materials and the materials set forth in the Initial HazMat Certificate, Tenant shall not be entitled to use or store any Hazardous Materials on, in, or about any portion of the Premises or the Project without, in each instance, obtaining Landlord’s prior written consent thereto, which shall not be unreasonably withheld. Tenant shall be permitted to use and/or store only those Hazardous Materials and in such quantities (A) that are necessary for Tenant’s business, (B) to the extent disclosed in the most recent HazMat Certificate, and (C) expressly approved by Landlord in writing. In all events such usage and storage must at all times be in full compliance with any and all applicable local, state and federal environmental, health and/or safety-related laws, statutes, orders, standards, courts’ decisions, ordinances, rules and regulations (as interpreted by judicial and administrative decisions), decrees, directives, guidelines, permits or permit conditions, currently existing and as amended, enacted, issued or adopted in the future (collectively, the “Environmental Laws”). Tenant agrees that any material changes to the type and/or quantities of Hazardous Materials specified in the most recent HazMat Certificate may be implemented only with the prior written consent of Landlord, which consent may be given or withheld in Landlord’s sole discretion. Tenant shall not be entitled nor permitted to install any tanks under, on or about the Premises for the storage of Hazardous Materials without the express written consent of Landlord, which may be given or withheld in Landlord’s reasonable discretion. Landlord shall have the right at all times during the Term, subject to Section 16, to (i) inspect the Premises, (ii) conduct tests and investigations to determine whether Tenant is in compliance with this Section 27 or to determine if Hazardous Materials are present in, on or about the Premises or the Project, and (iii) request lists of all Hazardous Materials used, stored or otherwise located on, under or about any portion of the Premises or the Project. The cost of all such inspections, tests and investigations (collectively, “Inspections”) shall be borne by Tenant, if Tenant or any of Tenant’s Responsible Parties are directly or indirectly responsible for any contamination revealed by such Inspections. The aforementioned rights granted herein to Landlord and its representatives shall not create (a) a duty on Landlord’s part to perform Inspections, monitor or otherwise observe the Premises or Tenant’s and Tenant’s Responsible Parties’ activities with respect to Hazardous Materials, including without limitation, Tenant’s operation, use and any remediation related thereto, or (b) liability on the part of Landlord and its representatives for Tenant’s use, storage, disposal or remediation of Hazardous Materials, it being understood that Tenant shall be solely responsible for all liability in connection therewith.

27.4 Tenant’s Environmental Obligations. Tenant shall give to Landlord immediate verbal and follow up written notice of any spills, releases, discharges, disposals, emissions, migrations, removals or transportation of Hazardous Materials on, under or about any portion of the Premises (collectively, a “Release”); provided that Tenant has knowledge of such event(s). Tenant, at its sole cost and expense, covenants and warrants to promptly investigate, clean up, remove, restore and otherwise remediate (including, without limitation, preparation of any feasibility studies or reports and the performance of any and all closures) any Release of Hazardous Materials by Tenant or Tenant’s Responsible Parties such that the affected portions of the Project and any adjacent property are returned to the condition existing prior to the appearance of such Hazardous Materials as required by Environmental Law. Any such investigation, clean up, removal, restoration and other remediation shall only be performed after Tenant has obtained Landlord’s prior written consent, which consent shall not be unreasonably withheld so long as such actions would not potentially have a material adverse long-term or short-term effect on any portion of the Premises. Notwithstanding the foregoing, Tenant shall be entitled to respond immediately to an emergency without first obtaining Landlord’s prior written consent. Tenant, at its sole cost and expense, shall conduct and perform, or cause to be conducted and performed, all closures as required by any Environmental Laws or any agencies or other governmental authorities having jurisdiction thereof with respect to its use of Hazardous Materials. If Tenant fails to so promptly investigate, clean up, remove, restore, provide closure or otherwise so remediate, Landlord may, but without obligation to do so, take any and all steps necessary to rectify the same and Tenant shall promptly reimburse Landlord, upon written demand, for all costs and expenses to Landlord of performing investigation, clean up, removal, restoration, closure and remediation work. All such work undertaken by Tenant, as required herein, shall be performed in such a manner so as to enable Landlord to make full economic use of the Premises after the satisfactory completion of such work.

27.5 Environmental Indemnity. Tenant shall, protect, indemnify, defend (with counsel acceptable to Landlord) and hold Landlord and the other Indemnitees harmless from and against any and all Claims (including, without limitation, diminution in value of any portion of the Project, damages for the loss of or restriction on the use of rentable or usable space, and from any adverse impact of Landlord’s marketing of any space within the Project) arising at any time during or after the Term in connection with or related to, the Release of Hazardous Materials on, in or about any portion of the Project by Tenant or Tenant’s Responsible Parties. Neither the written consent of Landlord to the presence, use or storage of Hazardous Materials in, on, under or about any portion of the Premises nor the strict compliance by Tenant with all Environmental Laws shall excuse Tenant from its obligations of indemnification pursuant hereto. Tenant shall not be relieved of its indemnification obligations under the provisions of this Section 27.5 due to Landlord’s status as either an “owner” or “operator” under any Environmental Laws.

27.6 Survival. Tenant’s obligations and liabilities under this Section 27 shall survive the expiration or earlier termination of this Lease. If Landlord determines that the condition of any portion of the Premises violates the provisions of this Lease with respect to Hazardous Materials, then Landlord may require Tenant to restore the Premises to the condition in which the Premises existed prior to the appearance of such Hazardous Materials (except for reasonable wear and tear), as required by Environmental Law, including without limitation, performing closures as required by any Environmental Laws. For purposes hereof, the term “reasonable wear and tear” shall not include any deterioration in the condition or diminution of the value of any portion of the Premises in any manner whatsoever related to directly, or indirectly, Hazardous Materials. Any such holdover by Tenant will be with Landlord’s consent and will not be terminable by Tenant in any event or circumstance.

28. FINANCIAL STATEMENTS. Tenant and any permitted Transferee, for the reliance of Landlord, any lender holding or anticipated to acquire a lien upon any portion of the Premises or any prospective purchaser of any portion of the Premises, shall deliver to Landlord the then current audited financial statements of Tenant (including interim periods following the end of the last fiscal year for which annual statements are available) within ten (10) business days after Landlord’s request therefor, but not more often than once annually so long as Tenant is not in material default of this Lease beyond applicable notice and grace periods. If audited financial statements have not been prepared, Tenant and any permitted Transferee shall provide Landlord with unaudited financial statements (certified by an authorized representative or officer of Tenant) and such other information, the type and form of which are reasonably acceptable to Landlord, which reflect the financial condition of Tenant and any permitted Transferee, as applicable. Notwithstanding the foregoing, in the event that Tenant’s financial statements are publicly available, Tenant’s obligations under this Section shall be satisfied at all time that such financial statements are publicly available. Landlord shall keep such financial statement confidential and shall only show the same to its financial advisors, current or bona fide prospective lenders or bona fide prospective purchasers, and only if such entities agree to maintain similar confidentiality.

29. GENERAL PROVISIONS.

29.1 Time. Time is of the essence in this Lease and with respect to each and all of its provisions in which performance is a factor.

29.2 Successors and Assigns. The covenants and conditions herein contained, subject to the provisions as to assignment, apply to and bind the heirs, successors, executors, administrators and assigns of the parties hereto.

29.3 Recordation. Tenant shall not record this Lease or a short form memorandum hereof.

29.4 Landlord Exculpation. The liability of Landlord to Tenant for any default by Landlord under the terms of this Lease shall be limited to the amount of the actual interest of Landlord and its present or future partners or members in the Project, and Tenant agrees to look solely to the amount of Landlord’s and its present or future partners or members interest in the Project and proceeds from the same for satisfaction of any liability and shall not look to other assets of Landlord nor seek any recourse against the assets of the individual partners, members, directors, officers, shareholders, agents or employees of Landlord, including without limitation, any property management company of Landlord (collectively, the “Landlord Parties”). It is the parties’ intention that Landlord and the Landlord Parties shall not in any event or circumstance be personally liable, in any manner whatsoever, for any judgment or deficiency hereunder or with respect to this Lease. The liability of Landlord under this Lease is limited to its actual period of ownership of title to the Building.

29.5 Severability and Governing Law. Any provisions of this Lease which shall prove to be invalid, void or illegal shall in no way affect, impair or invalidate any other provisions hereof and such other provisions shall remain in full force and effect. This Lease shall be enforced, governed by and construed in accordance with the laws of the State of California. Tenant expressly agrees that any and all disputes arising out of or in connection with this Lease shall be litigated only in the Superior Court of the State of California for the county in which the Premises are located (and in no other), and Tenant hereby consents to the jurisdiction of said court.

29.6 Attorneys’ Fees. In the event any dispute between the parties results in litigation or other proceeding, the prevailing party shall be reimbursed by the party not prevailing therein for all reasonable costs and expenses, including, without limitation, reasonable attorneys’ and experts’ fees and costs incurred by the prevailing party in connection with such litigation or other proceeding, and any appeal thereof. Such costs, expenses and fees shall be included in and made a part of any judgment recovered by the prevailing party.

29.7 Entire Agreement. It is understood and agreed that there are no oral agreements between the parties hereto affecting this Lease and this Lease (including all exhibits and addenda) supersedes and cancels any and all previous negotiations, arrangements, brochures, agreements and understandings, if any, between the parties hereto or displayed by Landlord to Tenant with respect to the subject matter thereof, and none thereof shall be used to interpret or construe this Lease. This Lease and any separate agreement executed by Landlord and Tenant in connection with this Lease and dated of even date herewith (a) contain all of the terms, covenants, conditions, warranties and agreements of the parties relating in any manner to the rental, use and occupancy of the Premises, and (b) shall be considered to be the only agreement between the parties hereto and their representatives and agents. This Lease may not be modified, deleted or added to except by a writing signed by the parties hereto. All negotiations and oral agreements have been merged into and are included herein. There are no other representations or warranties between the parties, and all reliance with respect to representations is based totally upon the representations and agreements contained in this Lease. The parties acknowledge that (i) each party and/or its counsel have reviewed and revised this Lease, and (ii) no rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall be employed in the interpretation or enforcement of this Lease or any amendments or exhibits to this Lease or any document executed and delivered by either party in connection with this Lease.

29.8 Warranty of Authority. Tenant and Landlord each represent and warrant that each person executing this Lease on behalf of such party (i) is duly and validly authorized to do so on behalf of the entity it purports to so bind, and (ii) if such party is a limited liability company, partnership, corporation or trustee, that such limited liability company, partnership, corporation or trustee has full right and authority to enter into this Lease and perform all of its obligations hereunder. Tenant hereby warrants that this Lease is legal, valid and binding upon Tenant and enforceable against Tenant in accordance with its terms.

29.9 Notices. All notices, demands, statements or communications (collectively, “Notices”) given or required to be given by either party to the other hereunder shall be in writing, delivered by a nationally recognized same-day or overnight courier (e.g. FedEx or UPS) or delivered personally (i) to Tenant at the Tenant’s Address set forth in the Basic Lease Information, or to such other place as Tenant may from time to time designate in a Notice to Landlord; or (ii) to Landlord at Landlord’s Address for Notices set forth in the Basic Lease Information, or to such other firm or to such other place as Landlord may from time to time designate in a Notice to Tenant. Any Notice will be deemed given upon the earlier of receipt or upon confirmation of delivery by an overnight delivery service (such as Federal Express or Overnite Express), or upon the date personal delivery is made.

29.10 Joint and Several; Covenants and Conditions. If Tenant consists of more than one person or entity, the obligations of all such persons or entities shall be joint and several. Each provision to be performed by Tenant hereunder shall be deemed to be both a covenant and a condition.

29.11 Reasonable Consents. Whenever this Lease requires an approval, consent, determination or judgment by either Landlord or Tenant, unless another standard is expressly set forth, such approval consent, determination or judgment and any conditions imposed thereby shall be reasonable and shall not be unreasonably withheld or delayed.

29.12 Landlord Renovations. Tenant acknowledges that Landlord may from time to time, at Landlord’s sole option, renovate, improve, develop, alter, or modify (collectively, “Renovations”) portions of the Building, the Premises, the Common Areas or other portions of the Project, including without limitation, systems and equipment, roof, and structural portions of the same; provided Landlord shall utilize commercially reasonable efforts to minimize the disruption and interference with Tenant’s business and operations at the Premises and provided, the same do not unreasonably interfere with Tenant’s use of or access to the Premises or Tenant’s parking rights. In connection with such Renovations, Landlord may, among other things, erect scaffolding or other necessary structures in the Building, limit access to portions of the Premises and/or the Common Areas, or perform work in the Building, which work may create noise, dust or leave debris in the Building. Tenant hereby agrees that such Renovations and Landlord’s actions in connection with such Renovations shall in no way entitle Tenant to any abatement of Rent. Landlord shall have no responsibility, or for any reason be liable to Tenant, for any direct or indirect injury to or interference with Tenant’s business arising from the Renovations, nor shall Tenant be entitled to any compensation or damages from Landlord for loss of the use of the whole or any part of the Premises or of Tenant’s Property, Alterations or improvements resulting from the Renovations or Landlord’s actions in connection with such Renovations, or for any inconvenience or annoyance occasioned by such Renovations or Landlord’s actions in connection with such Renovations; provided Landlord shall utilize commercially reasonable efforts to minimize the disruption and interference with Tenant’s business and operations at the Premises.

29.13 Waiver of Jury Trial. The parties hereto shall and they hereby do waive trial by jury in any action, proceeding or counterclaim brought by either of the parties hereto against the other on any matters whatsoever arising out of or in any way related to this Lease, the relationship of Landlord and Tenant, Tenant’s use or occupancy of the Premises and/or any claim of injury, loss or damage.

29.14 Submission of Lease. Submission of this instrument for examination or signature by Tenant does not constitute a reservation of or an option for lease, and it is not effective as a lease or otherwise until execution and delivery by both Landlord and Tenant.

29.15 No View, Light or Air Rights. No rights to any view or to light or air over any property, whether belonging to Landlord or any other person, are granted to Tenant by this Lease. If at any time any windows of the Premises are temporarily darkened or the light or view therefrom is obstructed by reason of any repairs, improvements, maintenance or cleaning in or about the Building, the same shall be without liability to Landlord and without any reduction or diminution of Tenant’s obligations under this Lease. Any diminution or shutting off of light, air or view by any structure which may be erected on lands adjacent to or in the vicinity of the Building and Premises shall not affect this Lease, abate any payment owed by Tenant hereunder or otherwise impose any liability on Landlord.

29.16 Counterparts. This Lease may be executed in counterparts, each of which shall be deemed an original, but such counterparts, when taken together, shall constitute one agreement.

30. SIGNS. All signs and graphics of every kind visible in or from public view shall be subject to (i) Landlord’s prior written approval and (ii), and in compliance with, all applicable Laws, Development Documents, Recorded Matters, Rules and Regulations, and Landlord’s sign criteria (“Sign Criteria”) as same may exist from time to time. Landlord’s Sign Criteria is set forth in Exhibit G hereto. Tenant shall remove all such signs and graphics prior to the expiration or earlier termination of this Lease. Such installations and removals shall be made in a manner as to avoid damage or defacement of the Premises. Tenant shall repair any such damage, including without limitation, discoloration caused by such installation or removal. Landlord shall have the right, at its option, to deduct from the Security Deposit such sums as are reasonably necessary to remove such signs and make any repairs necessitated by such removal. Notwithstanding the foregoing, in no event shall any: (a) neon, flashing or moving sign(s) or (b) sign(s) which are likely to interfere with the visibility of any sign, canopy, advertising matter, or decoration of any kind of any other business or occupant of the Building or other portions of the Premises be permitted hereunder. Tenant further agrees to maintain each such sign and graphics, as may be approved, in good condition and repair at all times.

31. MORTGAGEE PROTECTION. Upon any default on the part of Landlord, Tenant will give written Notice by registered or certified mail to any beneficiary of a deed of trust or mortgagee of a mortgage covering the Premises who has provided Tenant with Notice of their interest together with an address for receiving Notice, and shall offer such beneficiary or mortgagee a reasonable opportunity to cure the default, including time to obtain possession of the Premises by power of sale or a judicial foreclosure, if such should prove necessary to effect a cure. If such default cannot be cured within such time period, then such additional time as may be necessary will be given to such beneficiary or mortgagee to effect such cure so long as such beneficiary or mortgagee has commenced the cure within the original time period and thereafter diligently pursues such cure to completion, in which event this Lease shall not be terminated while such cure is being diligently pursued. Tenant agrees that each lender to whom this Lease has been assigned by Landlord is an express third party beneficiary hereof. Tenant waives the collection of any deposit from each such lender or purchaser at a foreclosure sale unless said lender or purchaser shall have actually received and not refunded the deposit. Tenant agrees to make all payments under this Lease to the lender with the most senior encumbrance upon receiving a direction, in writing, to pay said amounts to such lender. Tenant shall comply with such written direction to pay without determining whether an event of default exists under such lender’s loan to Landlord. If, in connection with obtaining financing for the Premises, Landlord’s lender shall request reasonable modification(s) to this Lease as a condition to such financing, Tenant shall not unreasonably withhold, delay or defer its consent thereto, provided such modifications do not materially affect Tenant’s rights hereunder, including Tenant’s use, occupancy or quiet enjoyment of the Premises, or increase the costs to Tenant under this Lease.

32. WARRANTIES OF TENANT. Tenant warrants and represents to Landlord, for the express benefit of Landlord, that Tenant has undertaken a complete and independent evaluation of the risks inherent in the execution of this Lease and the operation of the Premises for the use permitted hereby, and that, based upon said independent evaluation, Tenant has elected to enter into this Lease and hereby assumes all risks with respect thereto, subject to the express terms of this Lease. Tenant further warrants and represents to Landlord, for the express benefit of Landlord, that in entering into this Lease, Tenant has not relied upon any statement, fact, promise or representation (whether express or implied, written or oral) not specifically set forth herein and that any statement, fact, promise or representation (whether express or implied, written or oral) made at any time to Tenant, which is not expressly incorporated herein, is hereby waived by Tenant.

33. BROKERAGE COMMISSION. Landlord and Tenant each represents and warrants for the benefit of the other that it has had no dealings with any real estate broker, agent or finder in connection with the Premises and/or the negotiation of this Lease, except for the Broker(s) specified in the Basic Lease Information, and that it knows of no other real estate broker, agent or finder who is or might be entitled to a real estate brokerage commission or finder’s fee in connection with this Lease or otherwise based upon contacts between the claimant and Tenant. Each party shall indemnify and hold harmless the other from and against any and all Claims with respect to a fee or commission by any real estate broker, agent or finder in connection with the Premises and this Lease other than the Broker(s) (if any) resulting from the actions of the indemnifying party. Unless expressly agreed to in writing by Landlord and the Broker(s), no real estate brokerage commission or finder’s fee shall be owed to, or otherwise payable to, the Broker(s) for any renewals or other extensions of the initial term of this Lease or for any additional space leased by Tenant other than the Premises as same exists as of the Lease Date. Tenant further represents and warrants to Landlord that Tenant will not receive (i) any portion of any brokerage commission or finder’s fee payable to the Broker(s) in connection with this Lease, or (ii) any other form of compensation or incentive from the Broker(s) with respect to this Lease.

34. QUIET ENJOYMENT. Landlord covenants with Tenant, upon the paying of Rent and observing and keeping the covenants, agreements and conditions of this Lease on its part to be kept, during the periods that Tenant is not otherwise in material default of this Lease beyond applicable notice and cure periods, and subject to the rights of any of Landlord’s lenders, (i) that Tenant shall and may peaceably and quietly have, hold, occupy and enjoy the Premises during the Term, and (ii) neither Landlord, nor any successor or assign of Landlord, shall disturb Tenant’s occupancy or enjoyment of the Premises. The foregoing covenant is in lieu of any other covenant express or implied.

35. EFFECTIVENESS CONDITIONS.

35.1 Effectiveness Conditions. Notwithstanding anything in this Lease to the contrary, the effectiveness of this Lease is expressly conditioned on the satisfaction of each of the following conditions (collectively, the “Effectiveness Conditions”):

(a) Tenant has duly executed and delivered this Lease and the Work Letter to Landlord;

(b) Landlord has duly executed and delivered this Lease and the Work Letter to Tenant; and

(c) Landlord’s lender has consented to this Lease, in writing.

35.2 Failure of Effectiveness Conditions. If the Effectiveness Conditions have not been satisfied on or before the date that is ten (10) business days after the Lease Date (the “Contingency Deadline”), then either Landlord or Tenant may, at any time prior to the satisfaction of the Effectiveness Conditions, terminate this Lease (without penalty) upon written notice to the other party, in which event this Lease shall be of no further force or effect. Notwithstanding the foregoing, Landlord shall have the right to extend the Contingency Deadline for up to ten (10) business days provided that (a) Landlord sends written notice to Tenant, prior to the expiration of the original Contingency Deadline, setting forth the need for the extension, and (b) at the time Landlord extends the Contingency Deadline, Landlord is diligently pursing the satisfaction of the Effectiveness Conditions.

35.3 The Landlord Condition. The Effectiveness Conditions set forth in Section 35.1(c) above is referred to herein as the “Landlord Condition.” Landlord shall use commercially reasonable efforts to cause the Landlord Condition to be satisfied on or before the Contingency Deadline (as the same may be extended). Landlord shall promptly notify Tenant, in writing the (“Landlord Condition Notice”), once the Landlord Condition has been satisfied. The Landlord Condition shall be deemed to be unconditionally and irrevocably satisfied as of the date the Tenant receives the Landlord Condition Notice.

[signature page follows]

IN WITNESS WHEREOF, this Lease is executed by the parties as of the Lease Date specified in the Basic Lease Information.

LANDLORD:
WESTCORE JAY, LLC, a Delaware limited liability company

By:	Westcore Jay Partners,
a Delaware general partnership, its Sole Member and Manager

	By:	WP Jay, LLC,
a Delaware limited liability company, its General Partner

		By:	MRB Manager, LLC,
a Delaware limited liability company, its Manager

			By:	/s/ Donald Ankeny

			Name:	Donald Ankeny

			Title:	Authorized Officer

			Date:	3/1/2013

TENANT:
AMBARELLA CORPORATION, a Delaware corporation

By:	/s/ Feng-Ming Wang

Name:	Feng-Ming Wang

Title:	President

Date:	February 22, 2013

SIGNATURE PAGE

LEASE AGREEMENT

3101 JAY STREET, SUITES 110 & 210

SANTA CLARA, CA

[AMBARELLA CORPORATION]

Rider No. 1 to Lease Agreement

Additional Provisions

THIS RIDER NO. 1 TO LEASE AGREEMENT(this “Rider 1”) is attached to and made a part of that certain Lease Agreement dated as of February 22, 2013 (the “Lease”), by and between WESTCORE JAY, LLC, a Delaware limited liability company (“Landlord”), and AMBARELLA CORPORATION, a Delaware corporation (“Tenant”), for the Premises described in the Lease.

36. RIDER 1. Capitalized terms used in this Rider 1 shall have the meanings set forth in the Lease. This Rider 1 is attached to, and forms a part of, the Lease. Should any inconsistency arise between this Rider 1 and any other provision of the Lease as to the specific matters which are the subject of this Rider 1, the terms and conditions of this Rider 1 shall control. All of the rights, options and concessions set forth in this Rider 1, if any, are personal to the Tenant first named above (together with any assignee that assumes the Lease pursuant to a Permitted Transfer, collectively, “Original Tenant”), and may only be exercised and/or utilized by Original Tenant (and not any assignee, sublessee or other transferee of Original Tenant’s interest in the Lease). Time is of the essence of this Rider 1.

37. OPTION TO RENEW.

37.1 Grant of Option. Subject to the terms and conditions of this Rider 1, Tenant shall have the option to extend the Term for one (1) successive period of three (3) years (the “Renewal Term”). There shall be no additional renewal terms beyond the Renewal Term set forth herein. Tenant must exercise its option to extend the Lease by giving Landlord written notice (the “Option Exercise Notice”) of its election to do so no later than twelve (12) months, and no earlier than nine (9) months, prior to the expiration of the then-current Term. If Tenant fails to timely deliver the Option Exercise Notice in strict accordance with this Rider 1 and the notice provisions of the Lease, then Tenant shall be deemed to have waived its extension rights, as aforesaid, and Tenant shall have no further right to renew the Lease.

37.2 Terms and Conditions of Option. All terms and conditions of this Lease, including, without limitation, all provisions governing the payment of Additional Rent, shall remain in full force and effect during the applicable Renewal Term, except that (i) the Base Rent payable during the applicable Renewal Term shall equal the Fair Market Rental Rate (as defined below) at the time of the commencement of the applicable Renewal Term; and (ii) Landlord shall not be obligated to make any tenant improvements or alterations in or to the Premises nor shall there be any improvement allowance, rental abatement absent a casualty or condemnation or other tenant concessions provided by Landlord in connection with the applicable Renewal Term. As used in this Rider 1, the term “Fair Market Rental Rate” shall mean one hundred percent (100%) of the fair market rental rate that would be agreed upon between a landlord and a tenant entering into a lease for comparable space as to build-out, location, configuration and size, in a Comparable Building for a comparable term assuming the following: (a) the landlord and tenant are informed and well-advised and each is acting in what it considers its own best interests; (b) no tenant improvement allowance, free rent periods or any other special concessions (for example, design fees, refurbishing allowances, etc.) will be provided to Tenant, except to the extent that such allowances or concessions are reflected in the fair market rental rates being obtained (in which event the Fair Market Rental Rate shall be reduced by the economic equivalent of the allowances or concessions not being offered to Tenant); and (C) Tenant will continue to pay Tenant’s Share of Operating Expenses, Tax Expenses, Utility Expenses and Common Area Utility Costs in accordance with the terms and conditions of the Lease.

37.3 Determination of Fair Market Rental Rate. Landlord and Tenant shall negotiate in good faith to determine the Base Rent for the applicable Renewal Term for a period of thirty (30) days after the date on which Landlord receives the Option Exercise Notice. In the event Landlord and Tenant are unable to agree upon the Base Rent for the applicable Renewal Term within said 30-day period, the Fair Market Rental Rate for the Premises shall be determined by a board of three (3) licensed real estate

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brokers, one of whom shall be named by Landlord, one of whom shall be named by Tenant, and the two so appointed shall select a third. Each real estate broker so selected shall be licensed in the State of California as a real estate broker specializing in the field of office leasing in and around Santa Clara, California, having no fewer than ten (10) years experience in such field, and recognized as ethical and reputable within the field. Landlord and Tenant agree to make their appointments promptly within ten (10) days after the expiration of the 30-day period, or sooner if mutually agreed upon. The two (2) brokers selected by Landlord and Tenant shall promptly select a third broker within ten (10) days after they both have been appointed, and each broker, within ten (10) days after the third broker is selected, shall submit his or her determination of the Fair Market Rental Rate. The Fair Market Rental Rate shall be the mean of the two (2) closest rental rate determinations. Landlord and Tenant shall each pay the fee of the broker selected by it, and they shall equally share the payment of the fee of the third broker.

37.4 Limitations; Termination of Option to Renew. Tenant shall not have the right to renew the Lease for any amount of space less than the entire Premises hereunder. In the event of any assignment of the Lease by Tenant (other than a Permitted Transfer) or a Material Sublease (as defined below) by Tenant (other than a Permitted Transfer), the option to renew shall be extinguished. The renewal option granted herein shall terminate as to the entire Premises upon the failure by Tenant to timely exercise its option to renew at the times and in the manner set forth in this Rider 1. Tenant shall not have the option to renew, as provided in this Rider 1, if, as of the date of the Option Exercise Notice, or as of the scheduled commencement date of the Renewal Term, (a) an event of default is continuing beyond applicable notice and cure periods, or (b) Landlord has given more than two (2) notices of default in any 12-month period for nonpayment of monetary obligations, and Tenant has failed to cure either such default within applicable notice and cure periods. As used herein, “Material Sublease” means one or more subleases that, in aggregate, exceed 36% of the rentable area of the Premises.

37.5 Self-Operative; Amendment to Lease. Notwithstanding the fact that, upon Tenant’s delivery of an Option Exercise Notice, the renewal of the Term shall be self executing, Landlord and Tenant shall, promptly following the determination of the Base Rent for the applicable Renewal Term, execute one or more amendments to the Lease reflecting such additional term.

38. LICENSE RIGHTS; SIGNAGE.

38.1 Grant of Signage License.

(a) The Project Monument Sign License. Subject to the terms and conditions of this Rider 1, Landlord grants to Tenant a non-exclusive license (the “Project Monument Sign License”), for the Term, for the purpose of operating, maintaining and repairing one (1) sign prominently bearing only Tenant’s company name and/or logo (the “Project Monument Signage”) on Tenant’s share of the Project’s signage monument currently located at the entrance to the Project (the “Project Monument”). Tenant acknowledges and agrees that, as of the Lease Date, the Project Monument consists of three (3) frames, with one (1) frame being allocated to each building in the Park. For purposes of the Project Monument Sign License, “Tenant’s share” of the Project Monument means that (i) the Project Monument Signage may be located on the one (1) frame of the Project Monument Signage that is allocated to the Building, and (ii) the Project Monument Signage shall not exceed Tenant’s Share of the Building (i.e., 75.18%) on such frame.

(b) The Building Monument Sign License. Subject to the terms and conditions of this Rider 1, Landlord grants to Tenant a non-exclusive license (the “Building Monument Sign License”), for the Term, for the purpose of operating, maintaining and repairing one (1) sign prominently bearing only Tenant’s company name and/or logo (the “Building Monument Signage”) on Tenant’s share of the Building’s signage monument currently located at the entrance to the Building (the “Building Monument”). For purposes of the Building Monument Sign License, “Tenant’s share” of the Building Monument means Tenant’s Share of the Building. Tenant acknowledges and agrees that, as of the Lease Date, the Building Monument consists of four (4) frames, with one (1) frame being allocated to each

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demised suite in the Building. For purposes of the Building Monument Sign License, “Tenant’s share” of the Building Monument means that (i) the Building Monument Signage may be located on three (3) of the frames of the Building Monument Signage that are allocated to the Premises, and (ii) the Building Monument Signage shall not exceed Tenant’s Share of the Building (i.e., 75.18%) on the Building Monument.

(c) Exterior Signage License. If, and only if, Operational Requirements (as defined below) permit exterior building signage, then, subject to the terms and conditions of this Rider 1, Landlord grants to Tenant an exclusive license (the “Exterior Signage License”), for the Term, for the purpose of operating, maintaining and repairing one (1) sign bearing only Tenant’s company name and/or logo (the “Exterior Building Signage”) on a portion of the Building’s exterior “eyebrow” area at the top of the Building.

(d) The Signage License; The Signage. The Project Monument Sign License, the Building Monument Sign License and the Exterior Signage License are referred to herein, collectively, as the “Signage License”. The Project Monument Signage, the Building Monument Signage and the Exterior Building Signage, together with any related equipment, conduits, cables and materials to be located on any portion of the Signage License Area (as defined below), are sometimes referred to herein, collectively, as the “Signage”.

(e) The Signage License Area. The actual location, size and design of the Signage shall be subject to (i) Operational Requirements and (ii) Landlord’s prior written approval, which approval shall not be unreasonably conditioned, delayed or withheld. The portions of the Project upon which the Signage is or will be located is referred to herein collectively as the “Signage License Area.” Notwithstanding the foregoing, Landlord hereby approves of Tenant’s Signage as further described on Exhibit H.

(f) Restrictions on Penetrations. Notwithstanding anything in this Rider 1 to the contrary, in no event may the Signage or the installation thereof penetrate the Building’s roof, a roof’s membrane, nor any marble or other specialty stone located in or on the Project.

38.2 Tenant’s License Property; The License Areas. The Signage is sometimes referred to herein, collectively, as “Tenant’s License Property.” The Signage License Area is sometimes referred to herein, collectively, as the “License Areas.” The Signage License is sometime referred to herein, individually, as a “License,” and, collectively, as the “Licenses.” Landlord makes no representations or warranties with respect to the License Areas, and Landlord shall have no liability of any kind or nature arising from or related to Tenant’s License Property. Tenant accepts the License Areas in its “AS IS” condition.

38.3 Design and Installation.

(a) Design. Tenant must obtain Landlord’s prior approval (which approval may be withheld or conditioned in Landlord’s reasonable discretion) as to the Plans (as defined below) and all aspects of the design and installation of Tenant’s License Property. At least 30 days prior to the date on which Tenant desires to begin installing Tenant’s License Property, Tenant will deliver to Landlord drawings and specifications (the “Plans”), detailing (i) proposed equipment locations and Cabling routes, (ii) dimensions, weight, and material composition, (iii) methods of installation, attachment, and delivery, (iv) aesthetic specifications concerning the appearance of Tenant’s License Property (including, without limitation, landscaping and Screening Devices (as defined below)), and (v) any other specifications as Landlord may reasonably require. Tenant will be responsible for installing any electrical outlets necessary to provide electricity to Tenant’s License Property. Tenant agrees that Landlord may require certain aesthetic specifications concerning the appearance of Tenant’s License Property. Without limiting the foregoing, Landlord may, as condition to Landlord’s approval of all or any portion of Tenant’s License Property, require that Tenant install, at Tenant’s sole cost and expense, screens, fences, walls or other screening devices to visually screen Tenant’s License Property (collectively, “Screening Devices”), except that Landlord agrees that Screening Devices shall not be required for the Project Monument Signage, the Building Monument Signage or the Exterior Building Signage. Landlord’s approval of Plans will not constitute a representation by Landlord that Plans comply with any Operational Requirements.

(b) Installation. Installation of Tenant’s License Property shall be performed (i) at the sole cost of Tenant, (ii) by a contractor reasonably approved by Landlord (provided, however, if any portion of Tenant’s License Property is to penetrate a Building’s roof, the roof membrane or any specialty stone or building material, then all such penetrations shall be made, at Tenant’s expense, by Landlord’s designated contractor(s)), (iii) in a good and workmanlike manner, and (iv) in accordance with all Plans, Operational Requirements, and reasonable construction rules of Landlord.

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38.4 Electricity; Increases in Expenses. Tenant shall be solely responsible for and promptly pay all charges for the electricity consumed (if any) by Tenant’s License Property. If the installation or operation of Tenant’s License Property increases taxes, insurance premiums, or any other cost of operating or owning the Project, Tenant will pay such increase to Landlord within 15 days after receipt of an invoice from Landlord. Tenant will pay all taxes assessed against or attributable to Tenant’s License Property.

38.5 Permits and Operational Requirements; Interference.

(a) Permits and Operational Requirements. Prior to commencing the installation of Tenant’s License Property, Tenant shall, at Tenant’s sole cost and expense, obtain each and every permit required in connection with Tenant’s License Property, including, without limitation, approvals required by Operational Requirements. Landlord shall, at no cost to Landlord, use reasonable efforts to assist Tenant in obtaining the necessary permits and approvals. Landlord makes no representations or warranties with respect to zoning or any other Operational Requirements. “Operational Requirements” means the following, as the same may be amended from time to time: (i) all Laws (including Environmental Laws), Development Documents and Recorded Matters, (ii) requirements of Landlord’s insurance carriers, the electricity provider for the Project, and any property owners’ association or similar body, and (iii) the technical standards and rules and regulations of the Building.

(b) Interference. If (i) any electromagnetic, radio frequency, or other emission (collectively, “Interference”) from Tenant’s License Property, in the reasonable opinion of Landlord, materially and adversely affects the Building’s structure or any Building system, and (ii) Tenant does not correct the Interference within two (2) business days after receipt of telephonic or written notice from Landlord, Landlord may by written notice to Tenant require that Tenant shut down or disconnect the portion of Tenant’s License Property causing such Interference until the Interference is remedied. Upon Landlord’s notice, Tenant will immediately shut down the portion of Tenant’s License Property causing such Interference and not resume operating Tenant’s License Property (except for intermittent testing on a schedule approved by Landlord) until the Interference is corrected to the satisfaction of Landlord. If the Interference has not been corrected within 30 days after Landlord’s notice, Landlord will have the right to terminate the license for the applicable Tenant’s License Property. If, in the reasonable opinion of Landlord, an emergency situation has been created by the Interference, Landlord will have the right to shut down or disconnect the applicable Tenant’s License Property immediately until the emergency situation is resolved.

38.6 Operation and Repair of Tenant’s License Property. Tenant shall, at Tenant’s sole cost and expense, (a) cause Tenant’s License Property and the installation, maintenance, operation, and removal of Tenant’s License Property to comply with the Operational Requirements, (b) maintain Tenant’s License Property in a good and safe condition, and in such a manner so as not to conflict or interfere with the use of other facilities installed in the Project, (c) keep the License Areas free from all trash and debris resulting from Tenant’s operations, and (d) repair all damage to the License Areas arising from Tenant’s operations.

Rider 1 – Page 4

38.7 Alterations. Tenant shall not make any alterations, improvements or additions to Tenant’s License Property or the License Areas without the prior written consent of Landlord, which consent shall not be unreasonably withheld, conditioned or delayed.

38.8 Surrender and Removal. Upon the expiration or earlier termination of the Lease, Tenant’s License Property shall be removed by Tenant in accordance with the terms and conditions of Section 10.2 of the Lease.

38.9 Indemnities; Insurance. The License Areas will be considered to be part of the Premises solely for the purposes of any indemnity, waiver, or obligation to defend contained in the Lease or of any insurance policy carried by Tenant. Tenant shall insure Tenant’s License Property in accordance with the Lease.

38.10 Repair and Maintenance of the License Areas. Tenant acknowledges and agrees that Landlord may from time to time inspect, repair, replace or maintain the License Areas or parts thereof, or install additional improvements or fixtures on the License Areas. To the extent that Tenant’s License Property needs to be dismantled, relocated, repaired or replaced in conjunction with such repairs, Landlord shall have no liability in connection therewith, including, without limitation, any interruption of availability of the License Areas; provided, however, Landlord shall use commercially reasonable efforts to minimize interference with, or disruption of, Tenant’s License Property.

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Rider 1 – Page 5

Exhibit A to Lease Agreement

Depiction of the Premises

This exhibit, entitled “Premises”, is and shall constitute Exhibit A to that certain Lease Agreement dated for reference purposes as of February 22, 2013 (the “Lease”), by and between WESTCORE JAY, LLC, a Delaware limited liability company (“Landlord”), and AMBARELLA CORPORATION, a Delaware corporation (“Tenant”), for the leasing of certain premises located at 3101 Jay Street, Suites 110 and 210, Santa Clara, California (the “Premises”).

This Exhibit A is for informational purposes only and does not constitute a warranty or representation concerning the size or layout of the Premises. Without limiting the foregoing, any furnishings depicted on this plan are for illustration purposes only and are not included as part of the Premises.

[continued on following page]

Exhibit A – Page 1

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Exhibit A – Page 2

Exhibit B to Lease Agreement

Work Letter

[attached]

Exhibit B – Page 1

Exhibit C to Lease Agreement

Rules & Regulations

This exhibit, entitled “Rules and Regulations”, is and shall constitute Exhibit C to that certain Lease Agreement dated for reference purposes as of February 22, 2013 (the “Lease”), by and between WESTCORE JAY, LLC, a Delaware limited liability company (“Landlord”), and AMBARELLA CORPORATION, a Delaware corporation (“Tenant”), for the leasing of certain premises located at 3101 Jay Street, Suites 110 and 210, Santa Clara, California (the “Premises”). Any capitalized terms used herein and not otherwise defined herein shall have the meaning ascribed to such terms as set forth in the Lease.

1. Subject to Section 38 and Rider 1 of the Lease, no advertisement, picture or sign of any sort shall be displayed on or outside the Building without the prior written consent of Landlord. Landlord shall have the right to remove any such unapproved item without Notice and at Tenant’s expense.

2. Tenant shall park motor vehicles in those general parking areas, as designated by Landlord, except for loading and unloading.

3. Tenant shall not use any method of heating or air conditioning other than that supplied by Landlord without the prior written consent of Landlord.

4. All window coverings installed by Tenant and visible from the outside of the Building require the prior written approval of Landlord.

5. Subject to Section 27 of the Lease, Tenant shall not use, keep or permit to be used or kept any foul or noxious gas or substance or any flammable or combustible materials in or around the Premises.

6. Tenant shall not alter any lock or install any new locks or bolts on any exterior door at the Premises without the prior consent of Landlord.

7. Tenant shall not disturb, solicit or canvas any occupant of the Project and shall cooperate to prevent the same.

8. Subject to Rider 1 attached to the Lease, no person shall go on the roof of any building in the Project with Landlord’s prior written consent.

9. Business machines and mechanical.

10. All goods, including material used to store goods, delivered to the Premises shall be immediately moved into the Premises and shall not be left in parking or receiving areas overnight. No displays or sales of merchandise are allowed in the parking lots or other portions of the Premises outside of the Building.

11. Tractor trailers which must be unhooked or parked with dolly wheels beyond the concrete loading areas must use steel plates or wood blocks under the dolly wheels to prevent damage to the asphalt paving surfaces. No parking or storing of such trailers will be permitted in the auto parking areas of the Premises or on streets adjacent thereto.

12. Forklifts which operate on asphalt paving areas shall not have solid rubber tires and shall only use tires that do not damage the asphalt.

Exhibit C – Page 1

13. Tenant is responsible for the storage and removal of all trash and refuse. All such trash and refuse shall be contained in suitable receptacles and stored behind screened enclosures at locations approved by Landlord.

14. Tenant shall not permit any animals, including, but not limited to, any household pets, to be brought or kept in the Premises.

15. Tenant shall not permit any mechanical work or maintenance of motor vehicles to be performed in any portion of the Premises.

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Exhibit C – Page 2

Exhibit D to Lease Agreement

Intentionally Omitted

Exhibit D – Page 1

Exhibit E to Lease Agreement

Hazardous Materials Disclosure Certificate

Your cooperation in this matter is appreciated. Initially, the information provided by you in this Hazardous Materials Disclosure Certificate is necessary for the Landlord (identified below) to evaluate and finalize a lease agreement with you as Tenant. After a lease agreement is signed by you and the Landlord (the “Lease Agreement”), on an annual basis in accordance with the provisions of Section 27 of the signed Lease Agreement, you are to provide an update to the information initially provided by you in this certificate. The information contained in the initial Hazardous Materials Disclosure Certificate and each annual certificate provided by you thereafter will be maintained in confidentiality by Landlord subject to release and disclosure as required by (i) any lenders and owners and their respective environmental consultants, (ii) any prospective purchaser(s) of all or any portion of the property on which the Premises are located, (iii) Landlord to defend itself or its lenders, partners or representatives against any claim or demand, and (iv) any laws, rules, regulations, orders, decrees, or ordinances, including, without limitation, court orders or subpoenas. Any and all capitalized terms used herein, which are not otherwise defined herein, shall have the same meaning ascribed to such term in the signed Lease Agreement. Any questions regarding this certificate should be directed to, and when completed, the certificate should be delivered to:

Landlord: Westcore Jay, LLC, a Delaware limited liability company

Name of (Prospective) Tenant: Ambarella Corporation, a Delaware corporation

Mailing Address: 3101 Jay Street, Suites 110 and 210, Santa Clara, California

Contact Person, Title and Telephone Number(s):

Contact Person for Hazardous Waste Materials Management and Manifests and Telephone Number(s):

Address of (Prospective) Premises: 3101 Jay Street, Suites 110 and 210, Santa Clara, California

Length of (Prospective) Initial Term:                     .

1.	General Information:

Describe the initial proposed operations to take place in, on, or about the Premises, including, without limitation, principal products processed, manufactured or assembled services and activities to be provided or otherwise conducted. Existing Tenants should describe any proposed changes to on-going operations.

2.	Use, Storage and Disposal of Hazardous Materials

2.1	Will any Hazardous Materials be used, generated, stored or disposed of in, on or about the Premises? Existing Tenants should describe any Hazardous Materials which continue to be used, generated, stored or disposed of in, on or about the Premises.

Wastes	Yes [ ]	No [ ]
Chemical Products	Yes [ ]	No [ ]
Other	Yes [ ]	No [ ]

If Yes is marked, please explain:

Exhibit E – Page 1

2.2	If “Yes” is marked in Section 2.1, attach a list of any Hazardous Materials to be used, generated, stored or disposed of in, on or about the Premises, including the applicable hazard class and an estimate of the quantities of such Hazardous Materials at any given time; estimated annual throughput; the proposed location(s) and method of storage (excluding nominal amounts of ordinary household cleaners and janitorial supplies which are not regulated by any Environmental Laws); and the proposed location(s) and method of disposal for each Hazardous Material, including, the estimated frequency, and the proposed contractors or subcontractors. Existing Tenants should attach a list setting forth the information requested above and such list should include actual data from on-going operations and the identification of any variations in such information from the prior year’s certificate.

3.	Storage Tanks and Sumps

3.1	Is any above or below ground storage of gasoline, diesel, petroleum, or other Hazardous Materials in tanks or sumps proposed in, on or about the Premises? Existing Tenants should describe any such actual or proposed activities.

Yes [    ]            No [    ]

If yes, please explain:

4.	Waste Management

4.1	Has your company been issued an EPA Hazardous Waste Generator I.D. Number? Existing Tenants should describe any additional identification numbers issued since the previous certificate.

Yes [    ]            No [    ]

4.2	Has your company filed a biennial or quarterly reports as a hazardous waste generator? Existing Tenants should describe any new reports filed.

Yes [    ]            No [    ]

If yes, attach a copy of the most recent report filed.

5.	Wastewater Treatment and Discharge

5.1	Will your company discharge wastewater or other wastes to:

storm drain?	sewer?
surface water?	no wastewater or other wastes discharged.

Existing Tenants should indicate any actual discharges. If so, describe the nature of any proposed or actual discharge(s).

5.2	Will any such wastewater or waste be treated before discharge?

Yes [    ]            No [    ]

If yes, describe the type of treatment proposed to be conducted. Existing Tenants should describe the actual treatment conducted.

Exhibit E – Page 2

6.	Air Discharges

6.1	Do you plan for any air filtration systems or stacks to be used in your company’s operations in, on or about the Premises that will discharge into the air; and will such air emissions be monitored? Existing Tenants should indicate whether or not there are any such air filtration systems or stacks in use in, on or about the Premises which discharge into the air and whether such air emissions are being monitored.

Yes [    ]            No [    ]

If yes, please describe:

6.2	Do you propose to operate any of the following types of equipment, or any other equipment requiring an air emissions permit? Existing Tenants should specify any such equipment being operated in, on or about the Premises.

Spray booth(s)	Incinerator(s)
Dip tank(s)	Other (Please describe)
Drying oven(s)	No Equipment Requiring Air Permits

If yes, please describe:

7.	Hazardous Materials Disclosures

7.1	Has your company prepared or will it be required to prepare a Hazardous Materials management plan (“Management Plan”) pursuant to Fire Department or other governmental or regulatory agencies’ requirements? Existing Tenants should indicate whether or not a Management Plan is required and has been prepared.

Yes [    ]            No [    ]

If yes, attach a copy of the Management Plan. Existing Tenants should attach a copy of any required updates to the Management Plan.

7.2	Are any of the Hazardous Materials, and in particular chemicals, proposed to be used in your operations in, on or about the Premises regulated under Proposition 65? Existing Tenants should indicate whether or not there are any new Hazardous Materials being so used which are regulated under Proposition 65.

Yes [    ]            No [    ]

If yes, please explain:

Exhibit E – Page 3

8.	Enforcement Actions and Complaints

8.1	With respect to Hazardous Materials or Environmental Laws, has your company ever been subject to any agency enforcement actions, administrative orders, or consent decrees or has your company received requests for information, notice or demand letters, or any other inquiries regarding its operations? Existing Tenants should indicate whether or not any such actions, orders or decrees have been, or are in the process of being, undertaken or if any such requests have been received.

Yes [    ]            No [    ]

If yes, describe the actions, orders or decrees and any continuing compliance obligations imposed as a result of these actions, orders or decrees and also describe any requests, notices or demands, and attach a copy of all such documents. Existing Tenants should describe and attach a copy of any new actions, orders, decrees, requests, notices or demands not already delivered to Landlord pursuant to the provisions of Section 27 of the signed Lease Agreement.

8.2	Have there ever been, or are there now pending, any lawsuits against your company regarding any environmental or health and safety concerns?

Yes [    ]            No [    ]

If yes, describe any such lawsuits and attach copies of the complaint(s), cross-complaint(s), pleadings and all other documents related thereto as requested by Landlord. Existing Tenants should describe and attach a copy of any new complaint(s), cross-complaint(s), pleadings and other related documents not already delivered to Landlord pursuant to the provisions of Section 27 of the signed Lease Agreement.

8.3	Have there been any problems or complaints from adjacent Tenants, owners or other neighbors at your company’s current facility with regard to environmental or health and safety concerns? Existing Tenants should indicate whether or not there have been any such problems or complaints from adjacent Tenants, owners or other neighbors at, about or near the Premises.

Yes [    ]            No [    ]

If yes, please describe. Existing Tenants should describe any such problems or complaints not already disclosed to Landlord under the provisions of the signed Lease Agreement.

9.	Permits and Licenses

9.1	Attach copies of all Hazardous Materials permits and licenses including a Transporter Permit number issued to your company with respect to its proposed operations in, on or about the Premises, including, without limitation, any wastewater discharge permits, air emissions permits, and use permits or approvals. Existing Tenants should attach copies of any new permits and licenses as well as any renewals of permits or licenses previously issued.

The undersigned hereby acknowledges and agrees that (A) this Hazardous Materials Disclosure Certificate is being delivered in connection with, and as required by, Landlord in connection with the evaluation and finalization of a Lease Agreement and will be attached thereto as an exhibit; (B) that this Hazardous Materials Disclosure Certificate is being delivered in accordance with, and as required by, the provisions of Section 27 of the Lease Agreement; and (C) that Tenant shall have and retain full and complete responsibility and liability with respect to any of the Hazardous Materials disclosed in the HazMat Certificate notwithstanding Landlord’s/Tenant’s receipt and/or approval of such certificate. Tenant further agrees that none of the following described acts or events shall be construed or otherwise interpreted as either (a) excusing, diminishing or otherwise limiting Tenant from the requirement to fully and faithfully perform its obligations under the Lease with respect to Hazardous Materials, including, without limitation, Tenant’s indemnification of the Indemnitees and compliance with all Environmental

Exhibit E – Page 4

Laws, or (b) imposing upon Landlord, directly or indirectly, any duty or liability with respect to any such Hazardous Materials, including, without limitation, any duty on Landlord to investigate or otherwise verify the accuracy of the representations and statements made therein or to ensure that Tenant is in compliance with all Environmental Laws; (i) the delivery of such certificate to Landlord and/or Landlord’s acceptance of such certificate, (ii) Landlord’s review and approval of such certificate, (iii) Landlord’s failure to obtain such certificate from Tenant at any time, or (iv) Landlord’s actual or constructive knowledge of the types and quantities of Hazardous Materials being used, stored, generated, disposed of or transported on or about the Premises by Tenant or Tenant’s Responsible Parties. Notwithstanding the foregoing or anything to the contrary contained herein, the undersigned acknowledges and agrees that Landlord and its partners, lenders and representatives may, and will, rely upon the statements, representations, warranties, and certifications made herein and the truthfulness thereof in entering into the Lease Agreement and the continuance thereof throughout the term, and any renewals thereof, of the Lease Agreement.

I (print name)                     , acting with full authority to bind the (proposed) Tenant and on behalf of the (proposed) Tenant, certify, represent and warrant that the information contained in this certificate is true and correct.

(Prospective) Tenant:

By:

Title:

Date:

Exhibit E – Page 5

Exhibit F to Lease Agreement

First Amendment to Lease Agreement

Change of Commencement Date

This First Amendment to Lease Agreement (the “Amendment”) is made and entered into to be effective as of [*], 201[*], by and between WESTCORE JAY, LLC, a Delaware limited liability company (“Landlord”), and AMBARELLA CORPORATION, a Delaware corporation (“Tenant”), with reference to the following facts:

Recitals

A. Landlord and Tenant have entered into that certain Lease Agreement dated February 22, 2013 (the “Lease”), for the leasing of certain premises containing approximately 35,347 rentable square feet of space located at 3101 Jay Street, Suites 110 and 210, Santa Clara, California (the “Premises”) as such Premises are more fully described in the Lease.

B. Landlord and Tenant wish to amend the Lease Commencement Date and/or the Rent Commencement Date of the Lease.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Landlord and Tenant hereby agree as follows:

1. Recitals: Landlord and Tenant agree that the above recitals are true and correct.

2. The Lease Commencement Date of the Lease shall be             , 201    .

3. The last day of the Term of the Lease (the “Expiration Date”) shall be             , 201    .

4. The dates on which the Base Rent will be adjusted are:

for the period             to             the monthly Base Rent shall be $            ;

for the period             to             the monthly Base Rent shall be $            ;

for the period             to             the monthly Base Rent shall be $            ;

for the period             to             the monthly Base Rent shall be $            ;

for the period             to             the monthly Base Rent shall be $            ; and

for the period             to             the monthly Base Rent shall be $            .

5. Tenant hereby confirms and certifies the following:

(a)	Tenant has accepted possession of the premises pursuant to the terms of the Lease;

(b)	The Premises are Ready for Occupancy (as defined in the Lease);

(c)	The rentable area of the Premises is ;

(d)	Landlord disbursed to Tenant $[*] of the Excess Costs Allowance, and, pursuant to the Work Letter, Tenant shall pay to Landlord, as Additional Rent, sixty (60) monthly payments equal to $[*] (which amounts shall be paid at the same time and in the same manner as Base Rent is payable); and

(e)	The Lease is in full force and effect.

6. Effect of Amendment: Except as modified herein, the terms and conditions of the Lease shall remain unmodified and continue in full force and effect. In the event of any conflict between the terms and conditions of the Lease and this Amendment, the terms and conditions of this Amendment shall prevail.

Exhibit F – Page 1

7. Definitions: Unless otherwise defined in this Amendment, all terms not defined in this Amendment shall have the meaning set forth in the Lease.

8. Authority: Subject to the provisions of the Lease, this Amendment shall be binding upon and inure to the benefit of the parties hereto, their respective heirs, legal representatives, successors and assigns. Each party hereto and the persons signing below warrant that the person signing below on such party’s behalf is authorized to do so and to bind such party to the terms of this Amendment.

9. The terms and provisions of the Lease are hereby incorporated in this Amendment.

IN WITNESS WHEREOF, the parties have executed this Amendment as of the date and year first above written.

LANDLORD:
WESTCORE JAY, LLC, a Delaware limited liability company

By:	Westcore Jay Partners,
a Delaware general partnership, its Sole Member and Manager

	By:	WP Jay, LLC,
a Delaware limited liability company, its General Partner

		By:	MRB Manager, LLC,
a Delaware limited liability company, its Manager

			By:	[EXHIBIT – DO NOT SIGN]

Name:

Title:

Date:

TENANT:
AMBARELLA CORPORATION, a Delaware corporation

By:	[EXHIBIT – DO NOT SIGN]

Name:

Title:

Date:

Exhibit F – Page 2

Exhibit G to Lease Agreement

Sign Criteria

This exhibit, entitled “Sign Criteria”, is and shall constitute Exhibit G to that certain Lease Agreement dated for reference purposes as of February 22, 2013 (the “Lease”), by and between WESTCORE JAY, LLC, a Delaware limited liability company (“Landlord”), and AMBARELLA CORPORATION, a Delaware corporation (“Tenant”), for the leasing of certain premises located at 3101 Jay Street, Suites 110 and 210, Santa Clara, California (the “Premises”).

SIGN CRITERIA

These criteria have been established for the purpose of assuring an outstanding business complex. Conformance will be strictly enforced, and any installed non-conforming or unapproved signs must be brought into conformance at the expense of the tenant.

A.	GENERAL REQUIREMENTS

1. Tenant shall submit a sketch of its proposed utilization of the Landlord designated sign to Landlord for written approval.

2. Tenant’s sign base and frame shall be constructed by Landlord’s agent. The sign base shall be installed by Landlord’s agent at Tenant’s expense. All tenant lettering shall be done by the agent at Tenant’s expense.

3. Tenant shall be responsible for the fulfillment of all requirements of these criteria.

B.	GENERAL SPECIFICATIONS

1. No electrical or audible signs will be permitted. Internally illuminated signs may be installed by modification of the existing or designated sign base. Final details for modification and installation must be given written approval by Landlord.

2. If the sign is lighted, the light source for the illumination of the sign shall be concealed from view, and the light source shall not travel from such light source straight to the viewer’s eye. Instead, it shall be visible only from a reflecting or diffusing surface. No part of the sign’s light shall revolve, rotate, move or create the illusion of same.

3. The sign’s dimensions will be in accordance with the established sign program for the building.

4. Placement of the sign and method of attachment will be directed by Landlord. Sign copy will be restricted to company name, logo and address numbers. The style, color and size of the individual company’s name may vary.

5. Upon the removal of any sign, any damage to the building or sign base must be repaired by Tenant.

6. Tenants may place gold leaf lettering on the interior window area, not to exceed more than 144 square inches (gross area). The letters are not to exceed 3 inches in height.

Exhibit G – Page 1

7. Except as provided herein, no advertising placards, banners, pennants, names, insignia, trademarks or other description material shall be affixed or maintained upon the glass panes or exterior walls of the building.

REAR MAN DOORS

In order to insure uniformity in the printing of company names or receiving and shipping signs on real man doors, we have made the following specifications:

1. The business name is to be the same as the name used on the tenant identification sign. In addition to the names, the words “shipping” and “receiving” and the tenant’s logo may be used.

2. The letters will be 2 inches high, black or white and in a specified, uniform style.

3. The proposed sign is to be approved by Landlord prior to installation to insure conformance.

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Exhibit G – Page 2

Exhibit H to Lease Agreement

Tenant’s Approved Signage

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Exhibit H – Page 1